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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NTL INCORPORATED
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NTL INCORPORATED

909 Third Avenue, Suite 2863
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 6, 2004

To The Holders of Common Stock:

        The annual meeting of stockholders of NTL Incorporated will be held at 9.15 a.m., local time, on Thursday, May 6, 2004, at the Four Seasons Hotel at 57 East 57th Street, New York, New York 10022 for the following purposes:

  1.
  To elect two Class II directors to hold office until the annual meeting of stockholders that is to be held in 2007 and until their respective successors are duly elected and qualify;

  2.
  To ratify the appointment by the audit committee of Ernst & Young LLP as independent auditors for the year ending December 31, 2004;

  3.
  To approve the amendment and restatement of the NTL 2003 Stock Option Plan;

  4.
  To adopt the share issuance feature of the NTL Group 2004 Bonus Scheme;

  5.
  To adopt the NTL Incorporated Sharesave Plan; and

  6.
  To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

        Holders of our common stock as of the close of business on March 22, 2004 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the annual meeting. The stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be available at our principal executive offices at 909 Third Avenue, Suite 2863, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

        It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to complete the enclosed proxy and return it in the postage-paid envelope that we have also enclosed. You may revoke any proxy given by you at any time prior to exercise of the proxy.

        Our annual report for 2003 is being mailed together with this proxy material.

By order of the Board of Directors,

James F. Mooney Chairman

New York, New York April 8, 2004

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION	25
EXECUTIVE COMPENSATION	29
Summary Compensation Table	29
Option Grants for the Fiscal Year Ended December 31, 2003	31
Aggregated Option Exercises for the Fiscal Year Ended December 31, 2003 and Fiscal Year-End Option Values	31
Compensation and Employee Benefit Plans and Arrangements	31
Restricted Stock Grants	41
STOCK PERFORMANCE GRAPH	42
PRINCIPAL STOCKHOLDERS	43
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	49
Participating Purchaser Agreements	49
Stockholder Participation in Offering of Notes	49
Advisory Services	49
Chapter 11 Reorganization and Exit Notes	50
Registration Rights Agreements	50
Our Relationship with NTL Europe	50
NTL's Relationship with ATX Communications, Inc.	52
STOCKHOLDER PROPOSALS	54
FORM 10-K	55
OTHER BUSINESS	55
APPENDIX A AMENDED AND RESTATED NTL 2004 STOCK INCENTIVE PLAN	A-1
APPENDIX B NTL GROUP 2004 BONUS SCHEME	B-1
APPENDIX C NTL INCORPORATED SHARESAVE PLAN	C-1

ii

NTL INCORPORATED

909 Third Avenue, Suite 2863
New York, New York 10022

PROXY STATEMENT

(Proxy statement and form of proxy first mailed to stockholders on April 8, 2004)

         This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 9.15 a.m., local time, on Thursday, May 6, 2004 at the Four Seasons Hotel located at 57 East 57th Street, New York, New York 10022 and at any adjournments or postponements of that meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

        In order to conduct business at the annual meeting, the holders of a majority of our outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. The board of directors urges you to complete the proxy, fill in the date and return it immediately to the office of the corporate secretary to ensure a quorum and to avoid expenses and delay.

        Holders of our common stock at the close of business on March 22, 2004 will be entitled to vote at the annual meeting and at any adjournments or postponements of the annual meeting. At the close of business on March 22, 2004, 86,999,504 shares of our common stock were outstanding and entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote.

        Each properly executed proxy will be voted in accordance with the instructions marked on it. Your proxy is revocable on written instruction from you. Your written instruction should be signed in the same manner as your original proxy. You may also revoke your proxy by submitting another properly signed proxy with a more recent date. Your revocation must be received by the office of the corporate secretary before voting is conducted on the matter with respect to which your proxy is to be exercised. If you attend the annual meeting, you may revoke your proxy by voting in person.

        The solicitation of proxies will generally be by mail. In some instances, solicitation may be made by telephone or facsimile. We will pay all expenses of soliciting proxies, including clerical work, printing and postage. We will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies. The solicitation of proxies may be done by our directors, officers and other employees. We have also retained D.F. King & Co. to assist in the solicitation of proxies from stockholders for a fee of approximately $5,000, plus reasonable expenses.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms. Our Class I Directors are Edwin M. Banks, Simon P. Duffy and Charles K. Gallagher and their terms terminate on the date of our 2006 annual meeting of stockholders. Our Class II Directors are Jeffrey D. Benjamin, David Elstein and Brett G. Wyard and their terms will terminate on the date of this year's meeting. Our Class III Directors are James F. Mooney, William R. Huff and George R. Zoffinger and their terms terminate on the date of our 2005 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.

        Messrs. Benjamin and Elstein, whose terms expire at the annual meeting, are each nominated for reelection at the annual meeting and, if elected, their new terms of office will expire at the annual meeting of stockholders to be held in 2007, or until their successors are elected and qualify. Mr. Wyard has advised us of his intention not to stand for reelection to the board of directors at the annual meeting. Mr. Wyard made his decision for personal reasons. The vacancy created by Mr. Wyard's resignation will be filled by our board of directors in accordance with our by-laws. His successor has not yet been identified.

        If one or more of the nominees for director is unable to serve for any reason or if a vacancy otherwise exists on our board of directors, the holders of proxies solicited reserve the right to nominate and vote for any other person or persons of their choice.

        Information regarding the nominees for election at the meeting, including present business experience and business experience during the past five years, follows:

Nominees for Director for Terms Expiring in 2007

Jeffrey D. Benjamin

        Mr. Benjamin, age 42, became a director on January 10, 2003. He is currently a senior advisor to Apollo Management, LP, a private investment fund, and has held that position since September 2002. From June 1998 to September 2002, Mr. Benjamin was employed by Libra Securities LLC, an investment banking firm, and its predecessors in various positions, including co-chief executive officer. Mr. Benjamin currently serves on the boards of directors of Mandalay Resort Group, Chiquita Brands International, Inc., McLeod USA Incorporated and Dade Behring Holdings Inc.

David Elstein

        Mr. Elstein, age 59, became a director on January 10, 2003. Since January 1982, he has owned Brook Productions Ltd., a television consulting and production company. He is currently the chairman of the following organizations: the British Screen Advisory Council, Screen Digest Ltd. and Really Useful Theatres Ltd. He is also currently a director of Sports and Leisure Group plc and a non-executive director and vice-chairman of Kingsbridge Capital Ltd. He has been a visiting professor of broadcasting at Oxford, Westminster, and Stirling Universities. From 1996 to 2000, Mr. Elstein was chief executive officer of Channel 5 Broadcasting Ltd. in Britain, from 1992 to 1996 he was head of programming at BSkyB and from 1986 to 1992, he was a director of programs at Thames Television.

        Information regarding directors not standing for election at the meeting, including present business experience and business experience during the past five years, follows:

Continuing Directors Whose Terms Expire in 2006

Edwin M. Banks

        Mr. Banks, age 41, has been a director since May 7, 2003. Since June 1988, Mr. Banks has served as portfolio manager for W.R. Huff Asset Management Co., L.L.C., or W.R. Huff Asset Management, an investment management firm. W.R. Huff Asset Management is one of our principal stockholders. Mr. Banks is currently a director of Caremark Rx, Inc.

Simon P. Duffy

        Mr. Duffy, age 54, is our chief executive officer and a director and has held these positions since August 15, 2003. He joined us on April 1, 2003 as our chief operating officer. He was also appointed our president on November 11, 2003. From May 2002 to March 2003, Mr. Duffy was chief financial officer of Orange SA. Prior to joining Orange SA, from April 2001 to January 2002, Mr. Duffy was chief executive officer of End2End, a Denmark-based wireless data company. He joined End2End from Internet service provider World Online International NV. From December 1999 to January 2001, Mr. Duffy served as chief executive officer and deputy chairman of World Online and led the initial public offering of the company and subsequent sale to Tiscali SPA. Prior to his tenure at World Online, Mr. Duffy spent eight years at EMI Group plc, first as group finance director of THORN EMI and later, following EMI Group's demerger, as deputy chairman and group finance director of EMI Group. Prior to joining THORN EMI, Mr. Duffy worked at Guinness plc, first as director of corporate finance and subsequently as operations director of United Distillers, Guinness's spirits division. Mr. Duffy is also a director of Imperial Tobacco Group plc and GWR Group plc.

Charles K. Gallagher

        Mr. Gallagher, age 38, has been a director since August 2003. Since September 2001, he has served as chief financial officer of Viewpointe Archive Services, a joint venture among Bank of America, JP Morgan Chase & Co., U.S. Bancorp, SunTrust Banks, Inc. and IBM that engages in the imaging and archiving of digital copies of checks. From February 2000 to June 2001, Mr. Gallagher served as chief financial officer and controller of Tradeout Inc. Before joining Tradeout Inc., from August 1999 to January 2000, Mr. Gallagher served as vice president and controller of Baan Company. From 1985 to 1999, Mr. Gallagher held a number of positions with IBM Corporation, including his last position as chief financial officer of its small and medium business segment of North America.

Continuing Directors Whose Terms Expire in 2005

James F. Mooney

        Mr. Mooney, age 49, became our chairman in March 2003. From April 2001 to September 2002, Mr. Mooney was the executive vice president and chief operating officer of Nextel Communications Inc. Prior to joining Nextel, from January 2000 to January 2001, Mr. Mooney was the chief executive officer and chief operating officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., Ebay Inc. and Benchmark Capital. Before his position with Tradeout, from April 1999 to January 2000, Mr. Mooney was the chief financial officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM Corporation, including his last position as chief financial officer of the Americas. Mr. Mooney is a director of Sirius Satellite Radio.

William R. Huff

        Mr. Huff, age 54, became a director on January 10, 2003. He served as our interim chairman of the board of directors until March 2003, when Mr. Mooney became chairman. Mr. Huff is principal and president of W.R. Huff Asset Management. Mr. Huff founded W.R. Huff Asset Management in 1984.

George R. Zoffinger

        Mr. Zoffinger, age 56, became a director on January 10, 2003. He is the president and chief executive officer of the New Jersey Sports and Exposition Authority, a position he has held since March 2002. From March 1998 to March 2002, he served as president and chief executive officer of Constellation Capital Corporation. From October 1995 to February 1998, he served as president and chief executive officer of Value Property Trust, a publicly owned real estate investment trust. Mr. Zoffinger served as chairman of CoreStates New Jersey National Bank from 1994 to December 1996 and as president and chief executive officer of Constellation Bancorp from 1991 to 1994. Further, Mr. Zoffinger was the commissioner of commerce and economic development for the State of New Jersey in 1990. Mr. Zoffinger is currently a director of New Jersey Resources Inc., and Commercial Federal Bancorp.

Executive Officers Who Are Not Directors

        A description of our executive officers who are not directors, including present business experience and business experience during the past five years, follows:

Scott E. Schubert

        Mr. Schubert, age 50, is our chief financial officer. He joined us in March 2003. From June 1999 to March 2003, Mr. Schubert held a number of positions with WilTel Communications Group, or WilTel, including his last position as chief financial and corporate services officer. Prior to joining WilTel, from 1976 to June 1999, Mr. Schubert held various positions at Amoco Corporation, including international controller of exploration and production and vice president of Worldwide Financial Services. Following the merger of BP and Amoco in 1998, he was appointed vice president and head of BP Amoco's Global Financial Services.

        In April 2002, Williams Communications Group Inc. filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code and emerged in October 2002 as WilTel Communications Group.

Robert C. Gale

        Mr. Gale, age 43, is our vice president–controller. He has held this position since June 17, 2003. Mr. Gale joined us in May 2000 from Cable & Wireless Communications plc, where he was head of finance for the ConsumerCo business acquired by us. In October 2000, he was appointed as group director of financial control for our UK operations. He had joined Cable & Wireless in January 1998. From 1995 to 1997, Mr. Gale was chief financial officer of ComTel, a cable operator subsequently acquired by us. Between 1989 and 1995, Mr. Gale was group financial controller at TVS Entertainment PLC, a UK television broadcaster and program producer. Mr. Gale is a chartered accountant and worked for KPMG at its London office between 1981 and 1989.

Howard S. Kalika

        Mr. Kalika, age 46, is our vice president–chief financial officer–NTL (UK). He joined us in March 2003. Prior to that time, from September 1999 to December 2002, Mr. Kalika was a senior vice president of WilTel Communications, where he led corporate finance activities. From June 1982 to

September 1999, Mr. Kalika held various senior finance positions with Amoco Corporation and BP Amoco.

        Mr. Kalika was an officer of WilTel during its Chapter 11 reorganization.

Richard H. Martin, Jr.

        Mr. Martin, age 43, is our vice president–financial services and administration. He joined us in March 2003. From April 2000 to December 2002, Mr. Martin held various positions with WilTel Communications Group, including vice president-treasurer, vice president–finance, emerging markets and assistant treasurer. Before joining WilTel, Mr. Martin was regional chief financial officer–Africa of BP plc from June 1999 through April 2000. Prior to working at BP, from August 1983 to May 1999, Mr. Martin held various positions with Amoco Corporation, including director, business solutions.

        Mr. Martin was an officer of WilTel during its Chapter 11 reorganization.

Independence of Directors

        Our board of directors currently consists of nine members. Immediately following the meeting, our board will consist of eight members until Mr. Wyard's successor is identified. The board has surveyed each of our directors and has affirmatively determined that, other than Messrs. Mooney and Duffy, each director is independent within the meaning of the Nasdaq National Markets listing standards.

        Mr. Mooney is not independent because we employ him as our chairman. Mr. Duffy is not independent because we employ him as our chief executive officer and president.

Meetings of the Board of Directors

        During the year ended December 31, 2003, the board of directors held five regularly scheduled and five special meetings. All directors attended 75% or more of all board meetings and 75% or more of all meetings of committees of which they were a member.

Compensation of Directors

        We reimburse our directors for out-of-pocket expenses related to attending meetings of our board of directors and committees. Our non-employee board members are paid quarterly based on an annual fee of £50,000, or $82,500, which is paid in US dollars to our directors who are based in the United States. Our directors who are our employees do not receive additional compensation for their service as a member of our board of directors.

        In addition, we granted each of our non-employee board members options to purchase 75,000 shares of our common stock at the time of their election to the board. Except in the case of Charles K. Gallagher, these options have an exercise price of $15 per share. Mr. Gallagher's options have an exercise price of $40.00 per share. These director options vest in equal installments on the first three anniversaries of the date of the grant. In connection with Mr. Wyard's decision not to stand for reelection to the board of directors, the compensation committee determined to accelerate by one day the vesting of 25,000 options held by Mr. Wyard. Effective March 15, 2004, the chairman of our audit committee will be paid an additional fee of $20,000 per year and the chairman of our compensation committee will be paid an additional fee of $15,000 per year.

Board of Directors Committees

        The board of directors has an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the Exchange Act, as amended, a compensation committee, an executive committee and a finance committee. Our executive committee has a nominating sub-committee which consists of those members of our executive committee who are independent within the meaning of the Nasdaq National Markets listing standards.

Audit Committee

        The audit committee of the board of directors reviews, acts on and reports to our board of directors with respect to various auditing and accounting matters. The current members of the audit committee are Edwin M. Banks, who is its chairman, David Elstein, Charles K. Gallagher, who the board of directors has determined to be an audit committee financial expert, and George R. Zoffinger. The members of the audit committee are independent within the meaning of the Nasdaq National Markets listing standards currently applicable to us. Immediately following our 2004 annual stockholders' meeting, Mr. Gallagher will become chairman of our audit committee and Mr. Banks will no longer serve as a member of our audit committee. The audit committee held nine meetings during 2003. Our board of directors has adopted a written charter for the audit committee. A copy of the audit committee charter was attached to the proxy statement for our 2003 annual meeting of stockholders.

Compensation Committee

        The compensation committee determines the annual compensation for our executive officers. The compensation committee consists of Jeffrey D. Benjamin, who is its chairman, David Elstein and Brett G. Wyard. The members of the compensation committee are independent within the meaning of the Nasdaq National Markets listing standards. The compensation committee also serves as the compensation and option committee under the NTL 2003 Stock Option Plan, which we refer to as the 2003 Stock Option Plan. During 2003, the full board met on a number of occasions to consider issues which would normally be considered by our compensation committee. This is because the compensation committee formed the opinion that the issues rose to a sufficient level of importance such that full board review and approval would be prudent. The compensation committee was not required by applicable law to consider these issues. The compensation committee otherwise held several informal meetings during 2003 and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on two occasions.

Executive Committee

        The executive committee is responsible for recommending individuals to serve on the board of directors and as our senior executive officers, advising the board with respect to the board's committees and other structural issues, overseeing our management and recommending other changes in our management, operations, strategy and business. The executive committee consists of William R. Huff, who is its chairman, Edwin M. Banks, George R. Zoffinger, Brett G. Wyard and James F. Mooney. The executive committee held five meetings during 2003. In addition, a sub-committee of the executive committee has been established to serve as the nominating committee. The purpose of this sub-committee is to recommend to the board individuals qualified to serve as our directors consistent with the board's criteria for selecting new directors and independence requirements imposed by law and the Nasdaq National Markets listing standards. In addition, the nominating sub-committee will review the suitability for continued service of each existing director when their term expires or there is a significant change in their status, including their outside employment. The nominating sub-committee of the executive committee consists of Messrs. Huff, Banks, Zoffinger and Wyard. Further information regarding the nominating sub-committee is provided below.

Nominating Sub-Committee

        Our nominating committee is a sub-committee of the executive committee. The nominating sub-committee considers and recommends nominees for election to the board. The nominating sub-committee consists of those members of our executive committee who are independent within the meaning of the Nasdaq National Markets listing standards. Those members are William R. Huff, who is its chairman, Edwin M. Banks, George R. Zoffinger and Brett G. Wyard. The nominating sub-committee was established on March 15, 2004 and accordingly held no meetings in 2003. Prior to March 15, 2004, the functions of the nominating sub-committee were performed by our executive committee which held five meetings during 2003. In March 2004, the board of directors amended the executive committee charter to provide for the establishment of the nominating sub-committee. A copy of the nominating sub-committee charter is available on our website at www.ntl.com.

        The nominating sub-committee will consider recommendations for director nominees proposed by directors, management or stockholders. Stockholders may recommend nominees by giving timely notice of such recommendation in proper written form to our secretary at NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022. You must be one of our stockholders of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the relevant meeting.

        Pursuant to the advance notice requirements set forth in Article II, Section 5 of our by-laws, in the case of a stockholder recommendation for an annual meeting, we will consider the notice timely if we receive such notice not less than 75 days nor more than 90 days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs.

        In the case of a stockholder recommendation for a special meeting called for the purpose of electing directors, we will consider the notice timely if we receive such notice not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made.

        The stockholder's notice must set forth as to each person the stockholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the person; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        As to the stockholder giving the notice, the notice should set forth:

  •
  the name and record address of the stockholder proposing the nomination;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder;

  •
  a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;

  •
  a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        The notice must be accompanied by a written consent of each proposed nominee to being named or referred to in our proxy statement as a nominee of the board of directors and to serve as a director if elected. We may require any proposed nominee to furnish other information (which may include meetings to discuss the information) as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as one of our directors.

        No person is eligible for election as one of our directors unless they have been nominated in accordance with the procedures set forth in Article II, Section 5 of our by-laws and summarized above, including, without limitation, being approved for nomination by our nominating sub-committee. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was defective in accordance with the provisions of Section 5, and if the officer shall also determine, the officer shall so declare to the meeting that the defective nomination be disregarded.

        Generally, the nominating sub-committee relies on recommendations from board members, management and stockholders to identify nominees. On occasion, the nominating sub-committee may consider retaining a third party to identify candidates and would, in such circumstances, pay an appropriate fee to the third party for that service. The executive committee, in its capacity as the nominating sub-committee, did not engage a third party for that purpose during 2003.

        In evaluating nominees, the nominating sub-committee will generally consider the current size and composition of the board, including the current number of independent directors and whether there is a vacancy on the board. The nominating sub-committee will also consider the skills and experience of the existing directors and the nominee relative to our business and its needs, the nominee's individual reputation for integrity, honesty and adherence to high ethical standards, the nominee's demonstrated business acumen and ability to exercise sound judgments that relate to our current and long-term objectives, the nominee's ability to act in the interests of all stockholders and the presence or absence of conflicts of interest that would or might impair the nominee's ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. There is no difference in the evaluation of a nominee recommended by board members, management or stockholders.

Finance Committee

        The finance committee is responsible for overseeing our financing activities. The finance committee consists of Brett G. Wyard, who is its chairman, Edwin M. Banks, Jeffrey D. Benjamin and George R. Zoffinger. The finance committee held no meetings during 2003.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of our board consists of Jeffrey D. Benjamin, David Elstein and Brett G. Wyard. None of the members of the compensation committee has, at any time, been an officer or employee of ours. However, at the time of our emergence from Chapter 11 reorganization, we granted various registration rights to certain of the persons who were then our stockholders or warrantholders. In addition, in connection with our recent rights offering, we granted registration rights to certain persons. Mr. Wyard is a managing director of Oaktree Capital Management, LLC, or Oaktree Capital Management, which received registration rights on both occasions. The registration rights granted to Oaktree Capital Management are described below. See also "Certain Relationships and Related Transactions—Participating Purchaser Agreements" and "—Registration Rights Agreements." No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company nor has any relationship existed in the past.

Participating Purchaser Agreements

        In connection with our rights offering, on September 26, 2003, we entered into two separate participating purchaser agreements with each of W.R. Huff Asset Management and Franklin Mutual Advisers, LLC, or Franklin Mutual Advisers. Each participating purchaser currently holds shares of our common stock or is the general partner or investment manager of managed funds and third party accounts that directly hold shares of our common stock. See "Principal Stockholders."

        Under these agreements, W.R. Huff Asset Management and Franklin Mutual Advisers each agreed, in exchange for the fee described below, to exercise the basic subscription privilege for all of the rights distributed to them in the rights offering. This means W.R. Huff Asset Management purchased 4,582,594 shares of our common stock for $40.00 per share and Franklin Mutual Advisers purchased 2,974,908 shares of our common stock for $40.00 per share. W.R. Huff Asset Management also purchased approximately 25,000 shares of our common stock for $40.00 per share pursuant to the over-subscription privilege available to all rights holders in the offering. Franklin Mutual Advisers also purchased 35,752 shares of our common stock for $40.00 per share pursuant to the over-subscription privilege available to all rights holders in the offering. Some affiliates and managed accounts for which W.R. Huff Asset Management acts as an investment adviser were paid a fee of approximately $5.8 million and some funds for which Franklin Mutual Advisers acts as agent or investment adviser were paid a fee of approximately $3.7 million.

        The shares of our common stock which each participating purchaser received upon the exercise of rights which the participating purchaser committed to exercise are restricted stock under the Securities Act of 1933. Accordingly, we have entered into a registration rights agreement with each participating purchaser as well as Oaktree Capital Management. We filed a registration statement on February 13, 2004 to fulfill our obligations under these registration rights agreements, which registration statement is not yet effective.

Registration Rights Agreements

        At the time of our emergence from Chapter 11 reorganization, we granted various registration rights to certain of the persons who were then our stockholders and warrantholders. We have filed a registration statement to fulfill our obligations related to these registration rights.

Stockholder Communications with the Board of Directors

        Stockholders, employees and members of the public generally are encouraged to communicate to management, or directly to any member of the board, any concerns which they may have about us, our management, business activities, practices or conduct, although the board believes that communications regarding auditing matters, our accounting practices, internal controls and compliance with ethical standards are best directed to the chairman of the audit committee.

        Communications may be addressed to any director or member of management, c/o NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022. The identity of persons expressing concerns which are critical of our board, management or us, or which relate to violations of law or ethical standards of conduct, will be treated as confidential except to the extent necessary to evaluate and if appropriate investigate and address the questions or concerns raised. There will be no retaliation taken against persons who raise questions or concerns about us lawfully and in good faith.

Director Attendance at Annual Meetings of Stockholders

        We encourage all of our directors to attend the annual meeting of stockholders. All of our directors attended the annual meeting held in 2003.

Stockholder Approval

        Directors are elected by a plurality of the votes cast by the holders of shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent for the election of each of Messrs. Benjamin and Elstein. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and will have no effect on the outcome of the vote. After the meeting, there will be a vacancy on our board until Mr. Wyard's successor is identified. However, proxies at this meeting cannot be voted for a greater number of persons than the number of nominees named.

Recommendation of the Board of Directors

        The board of directors unanimously recommends that stockholders vote for the election to the board of directors for each of the nominees.

AUDIT COMMITTEE REPORT

        The audit committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2003, which are included in the annual report on Form 10-K accompanying this proxy statement. The audit committee has discussed with the independent auditors the matters required to be discussed under the Statement on Auditing Standards No. 90, which include, among other items, matters related to the conduct of the audit of our financial statements.

        The audit committee has also discussed with the independent accountants their independence relative to us and received and reviewed written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, which relates to the independent accountant's independence relative to us.

        Based on the foregoing discussions and review, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2003 be included in our annual report on Form 10-K for filing with the Securities and Exchange Commission and the board of directors ratified that recommendation.

The Audit Committee
Edwin M. Banks
David Elstein
Charles K. Gallagher
George R. Zoffinger

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Subject to ratification by the stockholders, the audit committee has reappointed Ernst & Young LLP as independent auditors to audit our financial statements for the year ending December 31, 2004.

        Representatives of the firm of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees

        Ernst & Young LLP are our principal accountants. We provide in the table below an analysis of the fees charged to us by Ernst & Young in each of the two years ended December 31, 2003 (in millions).

	December 31,
	2003	2002
	Reorganized Company	Predecessor Company
Audit fees	$5.1	$3.3
Audit-Related fees	0.2	3.9
Tax fees	4.7	5.1
All other fees	—	—

	$10.0	$12.3

        Audit fees.    Audit fees represent the aggregate services provided to us by Ernst & Young for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-K, including accounting consultations on matters addressed during the audit and interim reviews. These fees also include services that are provided in connection with our statutory and regulatory filings, including our 2003 rights offering.

        Audit-Related fees.    Audit-Related fees represent the aggregate fees charged for assurance and related services by Ernst & Young that are related to the audit or review of our financial statements, including other accounting consultations. Audit-Related services include advice relating to the Sarbanes-Oxley Act of 2002 including advice on reporting on internal controls under Section 404.

        Tax fees.    Tax fees represent the aggregate fees charged for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. Tax services included compliance work regarding the preparation and filing of our US, UK and Irish tax returns, and consulting and advising on issues arising from our bankruptcy and in relation to our rights offering.

        All other fees.    All other fees represent the aggregate fees charged for all other products and services provided by Ernst & Young.

Audit Committee's pre-approval policies and procedures

        The audit committee's policy on pre-approval requirements for audit and other services provided to us by Ernst & Young is as follows:

  •
  Annually, the audit committee agrees the terms, including fees, of the engagement for the services to be provided by Ernst & Young as part of the recurring annual audit.

  •
  Quarterly, the audit committee pre-approves the Audit-Related fees, Tax fees and Other fees for services to be provided by Ernst & Young to us in respect of services that are either a continuation of services already pre-approved, or services which are expected to commence during the following three months. These limits represent amounts that may not be exceeded without approval by the audit committee.

  •
  Between meetings, the chairman of the audit committee has delegated authority to approve services on an ad-hoc basis to meet specific needs up to £100,000 per engagement.

Stockholder Approval

        The ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2004 will require the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent for the ratification of the appointment of Ernst & Young LLP as our independent auditors. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote for the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

PROPOSAL 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
NTL 2003 STOCK OPTION PLAN

        Our board of directors previously adopted the NTL 2003 Stock Option Plan, the material terms of which are described under "Executive Compensation—Compensation and Employee Benefit Plans and Arrangements—NTL 2003 Stock Option Plan." Our board of directors has amended and restated the 2003 Stock Option Plan as described below, and has renamed the 2003 Stock Option Plan the Amended and Restated NTL 2004 Stock Incentive Plan. We refer to this amended and restated plan as the 2004 Stock Incentive Plan. Other than as set forth in the proposed amendments, the 2004 Stock Incentive Plan incorporates and continues the terms of the 2003 Stock Option Plan.

        The 2004 Stock Incentive Plan amends the 2003 Stock Option Plan in the following ways:

  •
  Under the 2004 Stock Incentive Plan, an additional 3,600,000 shares are available for compensatory awards to directors, officers, employees and independent contractors, such that the total number of shares authorized for issuance under the 2004 Stock Incentive Plan is 8,600,000. Shares covered by awards granted under the 2004 Stock Incentive Plan that expire or are canceled, surrendered, exchanged or otherwise terminated without having been fully exercised will be available again for grants under the 2004 Stock Incentive Plan.

  •
  Under the 2004 Stock Incentive Plan, a single participant cannot be granted awards in respect of more than 1,000,000 shares in any one year. Under the 2003 Stock Option Plan, this limit was 750,000 shares.

  •
  Under the 2004 Stock Incentive Plan, we are authorized to grant stock, restricted stock, restricted stock units and options. Under the 2003 Stock Option Plan, we were authorized to grant only stock options.

  •
  The termination date of the 2004 Stock Incentive Plan has been extended to March 15, 2014. The termination date of the 2003 Stock Option Plan was January 10, 2013.

        A summary of the principal features of these amendments is provided below, but is qualified in its entirety by reference to the full text of the 2004 Stock Incentive Plan, which is attached to this proxy statement as Appendix A.

Shares Authorized

        The 2003 Stock Option Plan authorized 5,000,000 shares for issuance. The 2004 Stock Incentive Plan increases this number by 3,600,000, to 8,600,000 shares in total.

Individual Limits

        Under the 2004 Stock Incentive Plan, a single participant cannot be granted awards in respect of more than 1,000,000 shares in any one year. Under the 2003 Stock Option Plan, this limit was 750,000 shares.

New Types of Awards

Restricted Stock and Restricted Stock Units

        The committee may grant awards of restricted stock and restricted stock units, on such terms, restrictions and conditions as it determines and sets forth in an agreement. Such awards may be subject to time vesting or performance vesting.

  Restricted Stock

        Upon termination of the restriction period applicable to an award of restricted stock, unrestricted shares of our common stock will be delivered to the participant. Restricted stock may not be sold, transferred, pledged or otherwise disposed of until its restrictions lapse. Unless the committee determines otherwise at the time of grant, restricted stock carries with it full voting rights and other stockholder rights, including the right to receive dividends and other distributions. At the time an award of restricted stock is granted, the committee may determine that the payment to the participant of dividends will be deferred until the lapsing of the restrictions on the shares. Deferred dividends are subject to the same forfeiture restrictions and restrictions on transferability as the restricted stock with respect to which they are paid.

  Restricted Stock Units

        Each restricted stock unit represents the right of a participant to receive the number of shares of our common stock set forth in the agreement on the date of vesting or any later date specified by the committee.

  Termination of Employment

        At or after grant, the committee will determine the effect of a termination of employment or service on outstanding awards of restricted stock and restricted stock units.

Share Awards

        The committee may award shares to participants as additional compensation for services or in lieu of cash or other compensation to which they have become entitled. Share awards may be subject to any terms and conditions determined by the committee.

Effect of an Acceleration Event on New Types of Awards

        Unless otherwise provided in the award agreement, outstanding restricted stock units vest and restrictions on outstanding awards of restricted stock lapse upon the occurrence of an acceleration event. The definition of "acceleration event" under the 2004 Stock Incentive Plan has not changed.

Adjustments of New Types of Awards

        In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of benefits, the committee will, in its sole discretion, make proportionate adjustments to:

  •
  the maximum number of shares available for awards, and which may be granted to a participant in a calendar year; and

  •
  the number of shares subject to outstanding awards.

        Upon any other extraordinary corporate transaction, the committee may equitably adjust outstanding awards as it deems appropriate. The committee's decisions as to whether or not to make adjustments and which adjustments should be made are final, binding and conclusive.

        In the event of a proposed dissolution or liquidation, corporate separation or division, or a merger or consolidation, outstanding awards of restricted stock, restricted stock units and stock will continue in effect in accordance with their terms, except that they will either be treated as provided for in the agreement entered into in connection with the transaction or converted into awards in respect of the same securities, cash, property or other consideration that stockholders receive in connection with the transaction.

Termination of the 2004 Stock Incentive Plan

        No awards may be granted under the 2004 Stock Incentive Plan after March 15, 2014, which is the tenth anniversary of the date the 2004 Stock Incentive Plan was adopted by our board of directors.

Federal Income Tax Consequences

        In connection with the amendment and restatement of the 2003 Sock Option Plan, applicable securities laws require us to disclose the US federal income tax consequences as they relate to the issuance and exercise of options. Those consequences are as follows:

Incentive Stock Options

        An optionee does not generally recognize taxable income upon the grant or exercise of incentive stock options. Upon the sale of incentive stock option shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the incentive stock option shares and the fair market value of the shares on the date of sale. The income is taxed at the long-term capital gains rate if the optionee does not dispose of the shares within two years after the date of the grant of the incentive stock options and has held the shares for at least one year after the date of exercise. Under these circumstances, we are not entitled to a federal income tax deduction.

        If an optionee sells incentive stock option shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of:

  •
  the gain realized upon the sale; or

  •
  the difference between the exercise price and the fair market value of the shares on the date of exercise.

        Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee held the incentive stock option shares prior to disposition. In the year of disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

        The exercise of incentive stock options may in some cases trigger liability for the alternative minimum tax.

Nonqualified Stock Options

        An optionee does not recognize taxable income upon the grant of nonqualified stock options. Upon the exercise of nonqualified stock options, an optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise on the date of exercise exceeds the exercise price. Subject to our satisfying applicable reporting requirements or the inclusion of an optionee's income, we receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of nonqualified stock options.

New Plan Benefits

        The following grants have been made under the 2004 Stock Incentive Plan to the individuals and groups set forth below, subject to stockholder approval of the amendment and restatement of the 2003 Stock Option Plan:

NEW PLAN BENEFITS
Amended and Restated NTL 2004 Stock Incentive Plan
Grants of Shares of Restricted Stock

Name and Position	Dollar Value ($)	Number of Shares of Restricted Stock
Simon P. Duffy president and chief executive officer	—	—
Barclay Knapp former president and chief executive officer	—	—
James F. Mooney chairman	2,976,500.00	50,000
Scott E. Schubert chief financial officer	—	—
Howard S. Kalika vice president—chief financial officer—NTL (UK)	—	—
Richard H. Martin, Jr. vice president—financial service and administration	—	—
Richard J. Lubasch former executive vice president—general counsel and secretary	—	—
All current executive officers as a group	3,661,095.00	61,500	(1)
All current directors who are not executive officers as a group	—	—
All employees, including all current officers who are not executive officers, as a group	—	—

(1)
Represents aggregate of grants to Mr. Mooney and to Mr. Gale. The value of these grants is based on the closing price of our common stock on March 31, 2004.

        On March 31, 2004, the closing price of our common stock was $59.53.

        Other than as a result of their right to participate in the 2004 Stock Incentive Plan and as set forth in the tables under "—New Plan Benefits," no person who was a director or executive officer of us in the year ended December 31, 2003 or who is a nominee for director at the meeting, or any associate of theirs, has any substantial interest in this proposal.

Equity Compensation Plan Information

        The following table includes information in respect of our equity compensation plans and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees as of December 31, 2003.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,229,967	(1)	$13.85	1,549,200	(2)
Equity compensation plans not approved by security holders	—		—	81,542	(3)

Total	3,229,967		$13.85	1,630,742

(1)
Represents shares of our common stock issuable pursuant to stock options outstanding under our 2003 Stock Option Plan.

(2)
Represents shares of our common stock that may be issued pursuant to options available for grant under our 2003 Stock Option Plan. The 2003 Stock Option Plan was approved by the U.S. Bankruptcy Court as part of our plan of reorganization. Pursuant to Section 303(a) of the Delaware General Corporation Law, a plan approved in this manner is considered to have been approved by the stockholders.

(3)
The maximum number of shares of our common stock that may be issued in June 2004 and December 2004 pursuant to our 2003 Bonus Scheme. For a description of the 2003 Bonus Scheme, see "Executive Compensation—Compensation and Employee Benefit Plans and Arrangements—NTL Group 2003 Bonus Scheme."

Stockholder Approval

        The approval of the amendment and restatement of the NTL 2003 Stock Option Plan requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent for the approval of the amendment and restatement of the NTL 2003 Stock Option Plan. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote. If the amendment and restatement of the 2003 Stock Option Plan is not approved, the 2003 Stock Option Plan will continue in effect in accordance with its terms prior to the amendment and restatement.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote for the approval of the amendment and restatement of the NTL 2003 Stock Option Plan.

PROPOSAL 4
ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL GROUP 2004 BONUS SCHEME

        Our board of directors adopted the NTL Group 2004 Bonus Scheme, which we refer to as the 2004 Bonus Scheme, and is recommending that stockholders approve at the annual meeting that feature of the 2004 Bonus Scheme that permits us to issue up to 300,000 shares of our common stock to some of our senior executives. The 2004 Bonus Scheme is substantially similar to our 2003 Bonus Scheme. The main difference between the two bonus schemes is that we have set new performance targets for the 2004 Bonus Scheme that must be reached in order to qualify for a bonus payment.

        We believe that the 2004 Bonus Scheme will provide an incentive to our employees to generate additional operating cash flow. Employees, senior managers and executives are eligible for bonuses upon achievement of group cash flow budgets established for the first six months of 2004 and for the entire calendar year. As of March 31, 2004, approximately 10,842 employees, 554 senior managers and 161 executives are eligible to receive awards under the 2004 Bonus Scheme.

        A summary of the principal features of the 2004 Bonus Scheme is provided below, but is qualified in its entirety by reference to the full text of the 2004 Bonus Scheme, which is attached to this proxy statement as Appendix B.

        In order for employees of a division to be eligible to receive a bonus payment, the division must attain a half-year and full-year threshold performance level, which is generally based on a measure of divisional profit. If a division meets its threshold, participants in the division are eligible to receive bonus payments based on group cash flow targets.

        Payout under the expected ranges of the 2004 Bonus Scheme are:

  •
  for employees, 0% to 6% of salary, with a target bonus of 3% of salary;

  •
  for senior managers, 0% to 30% of salary, with a target bonus of 15% of salary; and

  •
  for executives at various levels, 0% to 60% of salary, 0% to 100% of salary, 0% to 150% of salary and 0% to 200% of salary, with a target bonus in the middle of each such range.

        Payment under the 2004 Bonus Scheme will be made in the amount of:

  •
  0% of target if 95% of group cash flow budget is attained;

  •
  100% of target if group cash flow budget is attained; and

  •
  200% of target if £100 million more than group cash flow budget (net of additional bonus cost) is attained.

        The amount of bonuses payable increases incrementally on a linear basis upon attainment of between 95% and 100% of group cash flow budget and between 100% of group cash flow budget and £100 million more than group cash flow budget (net of additional bonus cost).

        Payments under the 2004 Bonus Scheme will be made in two installments on or around August 31, 2004 and March 31, 2005. The first payment is capped at 100% of target and the aggregate of the first and second payment is capped at 200% of target. The amount of the second payment will be based on full-year performance minus the amount of the first payment. The first payment is not subject to clawback if the full-year performance amount does not equal or exceed the first payment.

        Bonus payments are generally paid in cash. If our stockholders approve the 2004 Bonus Scheme, some of our senior executives will receive half of their bonus payments in common stock which will be issued to them on the anniversary of their entitlement date. The number of shares of common stock that will be issued will be equal to the cash amount of the bonus divided by the market price for our stock on the entitlement date. Pursuant to rules imposed by the Nasdaq National Market, our compensation committee has established a fixed limit of 300,000 shares as the number of shares of our common stock that may be issued pursuant to the 2004 Bonus Scheme. However, we retain the discretion not to issue this common stock (in whole or in part) and instead pay cash in an amount equal to the market value of the common stock that would have been issued.

        Calculations for purposes of determining the amount of bonuses payable under the 2004 Bonus Scheme will be made by our chief financial officer after taking into account all adjustments to externally reported results that he believes are fair and reasonable. All payments made under the plan will be subject to approval by the compensation committee of our board of directors.

        The compensation committee of our board of directors has discretion to amend the 2004 Bonus Scheme at any time.

New Plan Benefits

        If our group cash flow budget is attained and 100% of target bonus is paid, the following payments will be made under the 2004 Bonus Scheme:

NEW PLAN BENEFITS
NTL Group 2004 Bonus Scheme

Name and Position	Dollar Value ($)(1)		Number of Shares of Common Stock
Simon P. Duffy president and chief executive officer	920,000.00		(2)
Barclay Knapp former president and chief executive officer	—	(3)	—
James F. Mooney chairman	—	(3)	—
Scott E. Schubert chief financial officer	625,600.00		(2)
Howard S. Kalika vice president—chief financial officer—NTL (UK)	311,880.00		(2)
Richard H. Martin, Jr. vice president—financial service and administration	193,310.40		(2)
Richard J. Lubasch former executive vice president—general counsel and secretary	—	(3)	—
All current executive officers as a group	2,193,758.40		(2)
All current directors who are not executive officers as a group	—	(4)	—
All employees, including all current officers who are not executive officers, as a group	36,597,600.00		—

(1)
Sterling amounts have been translated to US dollars at an exchange rate of $1.84 to £1, which is based on the noon buying rate on March 31, 2004.

(2)
No determinations can be made with respect to the number of shares of common stock that may be paid out under the 2004 Bonus Scheme if stockholder approval is attained because (i) we retain discretion to pay out all bonuses in cash and (ii) we do not know what the market price of our common stock will be on the entitlement date.

(3)
Messrs. Knapp, Mooney and Lubasch do not participate in the 2004 Bonus Scheme.

(4)
Non-employee directors do not participate in the 2004 Bonus Scheme.

        Other than as a result of our executive officers' right to participate in the 2004 Bonus Scheme and as set forth in the tables under "—New Plan Benefits," no person who was a director or executive of us in the year ended December 31, 2003 or who is a nominee for director at the meeting, or any associate of theirs, has any substantial interest in this proposal.

        For information related to our equity compensation plans approved by stockholders and not approved by stockholders, see "Proposal 3—Approval of the Amendment and Restatement of the NTL 2003 Stock Option Plan—Equity Compensation Plan Information."

Stockholder Approval

        Pursuant to rules imposed by the Nasdaq National Market, the approval of the provision of the 2004 Bonus Scheme that permits us to issue shares of our common stock to some of our senior executives requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent in favor of this provision of the 2004 Bonus Scheme. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote. If this Proposal 4 is not approved, the 2004 Bonus Scheme will continue in effect (unless our board of directors determines otherwise), but no shares of common stock will be issued pursuant to the 2004 Bonus Scheme.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote for the adoption of the share issuance feature of the NTL Group 2004 Bonus Scheme.

PROPOSAL 5
ADOPTION OF THE NTL INCORPORATED SHARESAVE PLAN

        Our board of directors has adopted the NTL Incorporated Sharesave Plan, which we refer to as the Sharesave Plan, and is recommending that shareholders approve the Sharesave Plan at the annual meeting.

        The Sharesave Plan is a broadly based stock option arrangement. This means that when our board of directors chooses to operate the Sharesave Plan, all eligible individuals have to be invited to participate.

        We believe that the Sharesave Plan will encourage stock ownership by employees generally and will provide an important incentive to them.

        It is intended that the Sharesave Plan will qualify for approval by the UK Inland Revenue under Schedule 3 of the Income Tax (Earnings and Pensions) Act 2003. Accordingly, our board of directors has adopted the plan rules on the basis that they will make such amendments as are necessary to obtain UK Inland Revenue approval.

        A summary of the principal features of the Sharesave Plan is provided below, but is qualified in its entirety by reference to the full text of the Sharesave Plan which is attached to this proxy statement as Appendix C and to any amendments required for UK Inland Revenue approval.

Eligible Individuals

        Whenever the Sharesave Plan is operated, certain individuals have to be invited to participate. We intend initially to extend eligibility under the Sharesave Plan to employees of the NTL group who are UK tax residents and Irish tax residents. However, other groups of employees may be invited to participate in the future. As of March 31, 2004, the NTL group employed approximately 12,900 UK tax residents and approximately 500 Irish tax residents.

Shares Available for Issuance

        An aggregate of 7 million shares are available for issuance pursuant to the Sharesave Plan.

        Under the terms of the Sharesave Plan, participants enter into savings contracts under which they agree to have amounts deducted from their net salary each month. These sums are held within special savings accounts that are operated by an appointed savings carrier. A participant's option can only be exercised to the extent possible using the proceeds of his or her savings accounts plus interest as specified by law. There is a monthly maximum and minimum limit on the amount that a participant can save under savings contracts. Under current UK legislation, savings must be at least £5 per month and cannot exceed £250 per month. Within these amounts the board of directors can specify different maximum and minimum limits.

Administration of the Sharesave Plan

        The Sharesave Plan will be administered by our compensation committee, by another committee appointed by the compensation committee or by the board of directors, which we collectively refer to as the committee. The savings carrier will also be involved in administering the plan.

        The committee has the general authority to exercise all powers necessary or advisable to administer the Sharesave Plan (subject to what is permitted under the plan rules) including the authority to:

  •
  issue invitations and grant options under the Sharesave Plan;

  •
  interpret the Sharesave Plan;

  •
  determine who will receive invitations under the Sharesave Plan, determine the types and terms and conditions of invitations made and options granted;

  •
  prescribe, amend and rescind rules and regulations relating to the Sharesave Plan; and

  •
  make all determinations, interpretations and decisions relating to the Sharesave Plan and options granted thereunder.

        All decisions made by the committee are final, binding and conclusive.

Sharesave Options

Terms

        The committee can generally determine the exercise price of options granted under the Sharesave Plan. However, the exercise price of options granted under the plan cannot be less than 80% of the fair market value of a share at the time invitations are issued. Individuals can be invited to take out savings contracts that last for 3, 5 or 7 years. Under a 3 or 5 year contract, savings are made for 3 and 5 years respectively. Under a 7-year contract, savings are made for 5 years but are left within the account for a further 2 years. At the end of the savings contract, participants receive interest in the form of a tax-free bonus.

Payment of Option Price

        A sharesave option can only be exercised using the proceeds of the participant's savings contract. This will be the combination of his or her savings and the tax-free bonus payable to him or her. A participant is free to withdraw his or her savings at any point; however, if he or she does so, his or her corresponding option will lapse. Similarly, a participant's option will lapse if he or she misses more than six monthly contributions. Unless the committee determines otherwise, the exercise price will be in US dollars and the shares subject to an option will be such number as can be bought at the bonus date following the conversion of the repayment under the savings contract into US dollars.

        A participant may exercise his or her options during the period of six months from the maturity of his or her savings contract. If the participant does not want to exercise his or her option, he or she can instead take his or her savings and tax-free bonus and allow his or her option to lapse.

Termination of Employment

        Sharesave options will be treated as follows upon termination of a participant's employment:

  •
  Termination due to death, injury, disability, redundancy or retirement: a participant may exercise his or her options until six months following the termination of employment (twelve months if termination is due to death) or the expiration of the term of the option, whichever comes first; options can only be exercised to the extent of the proceeds of the savings contract at that point;

  •
  Termination due to a change of control: if a participant ceases to be employed within the group due to the transfer out of the group of the company or business for which he or she works then his or her option may be exercised within six months of such transfer (or if earlier, the date on which the option expires);

  •
  Termination for any other reason: options lapse upon termination; and

  •
  65 years of age: if a participant reaches the age of 65 without retiring, he or she may exercise his or her options within six months of that date.

Change of Control

        In the event that a company obtains control of us in certain circumstances or there is a solvent liquidation of us, then options will be exercisable for a specified period of time. On a change of control of us, a participant may agree with the acquiring company to release his or her options for the grant of equivalent options over shares in that other company.

Transferability

        Options granted under the Sharesave Plan are generally not transferable except that in the event of the participant's death, the participant's option may be exercised by his or her personal representatives within twelve months of death.

Amendment and Termination of the Sharesave Plan

        The committee has the right to amend or terminate the Sharesave Plan (subject to the approval of the UK Inland Revenue where such approval is required). However, the committee cannot do so in a manner that adversely affects any outstanding options without the written consent of those affected.

New Plan Benefits

        It is not possible to determine specific amounts that may be awarded under the Sharesave Plan in the future because we cannot determine who will elect to participate, which participants will exercise their options or elect to withdraw his or her savings or which participants will remain in our employ for the prescribed period of time.

        For information related to our equity compensation plans approved by stockholders and not approved by stockholders, see "Proposal 3—Approval of the Amendment and Restatement of the NTL 2003 Stock Option Plan—Equity Compensation Plan Information."

Stockholder Approval

        The adoption of the Sharesave Plan requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent for the adoption of the Sharesave Plan. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote for the adoption of the Sharesave Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

Compensation Policy

        The compensation committee of the board of directors has the responsibility for the design, implementation and ongoing review of the Company's executive compensation program. The compensation committee is composed entirely of non-employee directors who are independent within the meaning of the Nasdaq National Markets listing standards.

        The Company's overall executive compensation program is designed to be closely linked to corporate performance. To this end, the Company has developed an overall compensation strategy that links compensation directly to the achievement of operational goals and aligns the interests of our executive officers with those of our stockholders. It does this through the use of cash and equity-based compensation plans. The overall objective of this strategy is to attract and retain the best possible executive talent and to motivate these executives to achieve the goals inherent in the Company's business strategy, thereby seeking to enhance the Company's profitability and value.

        All of the Company's current executive officers were appointed during the year ended December 31, 2003. In setting the compensation structure for our current executive officers and those of our named executive officers who are no longer our executives, various factors were considered such as executive compensation surveys and the experience, skills and performance of each executive relative to the Company's business. The Company's recent emergence from Chapter 11 reorganization in January 2003 was also taken into account.

        Going forward, the compensation committee will review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer and the compensation structure for other executive officers. In determining the amount of compensation for the chief executive officer and other executive officers, the committee will evaluate the performance of the chief executive officer and the other officers in light of these established goals and objectives and will also consider other factors such as corporate performance, financial results, management of corporate assets, acquisitions, dispositions and new projects, individual experience and performance and market data. Some of these factors will be given more weight when determining the various components of the total compensation package for each executive officer, as described below. In reviewing the individual performance of executive officers, other than the chief executive officer, the compensation committee will consider the views of the chief executive officer to whom these officers are responsible.

        To assist the committee with the foregoing, the committee has retained Deloitte & Touche, LLP as its independent advisors.

Principal Components of Executive Compensation

        The principal elements of the executive compensation program consist of both annual and long-term programs and include base salary, annual cash bonuses and long-term incentive compensation in the form of restricted stock and, at times, stock options. Medical, pension and other fringe benefits are also provided to all of the executive officers.

        The compensation committee believes that:

  •
  the elements of the executive compensation program are appropriate to attract, motivate, retain and reward key executives;

  •
  the long-term incentive compensation plans, in particular, provide strong incentives for management to improve the Company's operations and profitability and to increase stockholder value; and

  •
  the total executive compensation program is a cost-effective strategy for the Company to improve the Company's operations and profitability and to increase stockholder value.

        The compensation committee is satisfied that the total executive compensation program will achieve the committee's objectives.

Base Salary

        As discussed above, the base salaries for our executive officers, other than the chief executive officer, were set by reference to the factors identified above. Going forward, base salaries will continue to be based on similar factors but, in particular, will be based on individual performance and the market competitive range for similar positions in companies of similar size and complexity. Comprehensive market survey information will also be taken into account.

        Individual salaries will be set within the appropriate market competitive range, taking a number of relevant factors into account, including individual and business unit performance, level of experience, scope of responsibility and the competitiveness of total remuneration.

        Base salary levels will be reviewed annually by reference to the above factors. Salary adjustments for executive officers other than the chief executive officer will be made by the committee following consultation with the chief executive officer.

Bonus

        The Company's executive officers are also eligible for an annual bonus, pursuant to the NTL Group 2003 Bonus Scheme. The scheme offers executives an opportunity to receive a bonus equal to a percentage of their base salary. The percentages are from up to 60% to up to 200% for senior executives. These bonuses are paid based upon the achievement of various half and full year performance targets. Up to half of the bonus payable to certain of the senior executives may be paid in, or based on, shares of the Company's common stock which will be issued on the anniversary of the executive's entitlement date. Bonuses have been determined with respect to 2003 pursuant to the NTL Group 2003 Bonus Scheme.

Stock Options

        The NTL 2003 Stock Option Plan was adopted by the compensation committee of the board, effective as of January 10, 2003. The NTL 2003 Stock Option Plan is intended to encourage stock ownership of the Company and to incentivize employees, officers, directors and independent contractors to remain in the Company's employment or service and to put forth maximum efforts for the success of the business. To this end, stock options in 2003 were granted based on the level of responsibility for the success of our business that each executive officer assumed.

        The NTL 2003 Stock Option Plan is designed so that option grants are able to comply with the requirements for "performance-based compensation" under Section 162(m) of the Internal Revenue Code and the conditions for exemption from the short-swing profit recovery rules of Rule 16b-3 under the Securities Exchange Act of 1934.

        The compensation committee of the board administers the NTL 2003 Stock Option Plan and generally has the right to grant options to eligible individuals, to determine the terms and conditions of all option grants, including the vesting schedule and exercise price, and to amend, suspend or terminate the plan at any time. All option grants in fiscal year 2003 had an exercise price equal to the fair market value of the underlying shares on the date of the grant.

Restricted Stock Grants

        The compensation committee approved the grant of 200,000 shares of restricted common stock to Mr. Mooney in connection with his joining the Company as executive chairman of the board. 16,667 of the shares vested on March 31, 2003, 66,668 shares vested on March 31, 2004 and the remainder will vest and be released from escrow over a two-year period. Of the 66,668 shares of restricted stock which vested on March 31, 2004, 29,766 were held back by the Company and are now treasury stock. These 29,766 shares had a value at that time of $1,765,542.53, representing the amount of US and state taxes the Company remitted on Mr. Mooney's behalf for the income he recognized upon the vesting of these 66,668 shares of restricted stock. As a result, Mr. Mooney received a net number of 36,902 shares upon the vesting of these 66,668 shares of restricted stock. On March 15, 2004, the board of directors granted an additional 50,000 shares of restricted stock to Mr. Mooney, subject to approval by the stockholders of amendments to the 2003 Stock Option Plan.

        On March 15, 2004, the board granted to Mr. Gale 11,500 shares of restricted stock, subject to approval by the stockholders of amendments to the 2003 Stock Option Plan. If the amendments are approved by the Company's stockholders, these shares would vest in four equal annual installments commencing March 15, 2004.

        In connection with the Company's emergence from Chapter 11 on January 10, 2003 a total of 133,912 shares of restricted stock were granted to some of the Company's then executive officers. Each executive's shares were released from escrow upon the executive's termination of employment pursuant to the terms of their employment agreements.

Chief Executive Officer Compensation

        The Company's current chief executive officer and president, Mr. Duffy, replaced Mr. Knapp as chief executive officer on August 15, 2003 and was appointed president on November 11, 2003. Prior to that, Mr. Duffy was chief operating officer from March 2003.

        In determining Mr. Knapp's compensation package, the factors identified above in relation to executive officers were taken into account, as well as Mr. Knapp's lengthy service to the Company.

        Mr. Duffy has an employment agreement covering the period from March 31, 2003 through December 31, 2004. In light of Mr. Duffy's promotion to chief executive officer and later appointment as president, the committee is discussing with Mr. Duffy appropriate arrangements related to compensation and other employment terms. In addition, on January 16, 2004, Mr. Duffy was awarded options to purchase 200,000 shares of the Company's common stock pursuant to the 2003 Stock Option Plan with an exercise price of $71.06 vesting over a four to five year period. In light of Mr. Duffy's promotion to chief executive officer and later promotion to president, we are discussing with Mr. Duffy appropriate arrangements related to compensation and other employment terms. Although we have not agreed to any new definitive arrangements, we currently expect to enter into a revised employment agreement with Mr. Duffy that provides for him to serve as our chief executive officer for at least three years at an annual base salary of £500,000, retroactive to August 15, 2003. We also expect to make Mr. Duffy a retroactive pro-rata bonus payment for 2003. Under the revised agreement, we expect Mr. Duffy will receive an annual pension contribution of 20% of his base salary and other benefits, including severance, substantially similar to his current employment agreement. We also expect to grant Mr. Duffy an option to purchase 200,000 shares of our common stock at an exercise price of $0.01 per share. Half of this option would vest in three equal annual installments commencing on August 15, 2004, and the other half of this option would vest in three equal annual installments upon satisfaction of annual performance goals, in each case subject to continued employment with us.

        Each year, the compensation committee will review and approve the corporate goals and objectives with respect to compensation for the chief executive officer. In reviewing the chief executive officer's compensation, the committee will evaluate the chief executive officer's performance in light of these established goals and objectives and will consider other factors such as the Company's corporate performance, financial results, management of corporate assets, acquisitions, dispositions and new projects, individual experience and performance and market data. As described above, some of these factors will be given more weight when determining the various components of the chief executive officer's compensation package.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally limits the Company's income tax deduction for compensation paid in any taxable year to its chief executive officer or any of its four other highest paid executive officers to $1,000,000 per individual, subject to certain exceptions. The compensation committee considers the anticipated tax treatment to the Company and to the executive officers in its review and establishment of compensation programs and payments. The compensation committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code. The compensation committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interest of the Company and its stockholders.

The Compensation Committee
Jeffrey D. Benjamin
David Elstein
Brett G. Wyard

EXECUTIVE COMPENSATION

        The following table discloses compensation received by our chief executive officer, our former chief executive officer, our four other most highly paid executive officers who were serving as executive officers as of December 31, 2003 and one other former executive officer who would have been among these executive officers had he been serving at the end of the fiscal year. We refer to these executives collectively as named executive officers.

SUMMARY COMPENSATION TABLE(1)

					Long Term Compensation
		Annual Compensation			Awards
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stocks Award(s) ($)(3)	Securities Underlying Options/ SARs(#)		All Other Compensation($)
Simon P. Duffy president and chief executive officer	2003 2002 2001	474,469 — —	711,704 — —	— — —	— — —	260,000 — —	(4)	21,679 — —	(5)
Barclay Knapp(6) former president and chief executive officer	2003 2002 2001	428,035 369,763 277,260	653,014 408,100 561,138	— — —	590,223 — —	400,000 — 5,000,000	(4) (8)	2,160,080 — —	(7)
James F. Mooney chairman	2003 2002 2001	1,125,000 — —	370,000 — —	— — —	1,412,000 — —	400,000 — —		38,851 — —	(9)
Scott E. Schubert(10) chief financial officer	2003 2002 2001	453,900 — —	878,145 — —	364,356 — —	— — —	200,000 — —	(4)	25,951 — —	(11)
Howard S. Kalika(10) vice president—chief financial officer—NTL (UK)	2003 2002 2001	292,769 — —	426,161 — —	396,074 — —	— — —	75,000 — —	(4)	27,320 — —	(12)
Richard H. Martin, Jr.(10) vice president—financial service and administration	2003 2002 2001	226,224 — —	263,447 — —	430,993 — —	— — —	200,000 — —	(4)	24,706 — —	(13)
Richard J. Lubasch(14) former executive vice president—general counsel and secretary	2003 2002 2001	297,914 467,290 233,692	238,500 470,000 384,875	— — —	402,182 — —	80,000 — —	(4)	1,456,037 7,334 7,000	(15) (16) (16)

(1)
All amounts reflect the compensation earned by each named executive officer in respect of their positions with us, NTL Europe and NTL Delaware. In this table, amounts paid in sterling in 2003 have been translated into US dollars at a rate of $1.6348 to £1.00.

(2)
Other Annual Compensation consists of expatriate benefits, including the reimbursement of taxes paid by our executive officers who are foreign expatriates.

(3)
As of December 31, 2003, a total of 333,912 shares of restricted stock had been issued. The total value of these shares was $2,404,405 as of the date of each grant of restricted stock. Of these shares, 200,000 were issued to our chairman, Mr. Mooney, of which 16,667 vested on March 31, 2003. The remainder will vest over a three-year period commencing on that date. The 32,609 shares of restricted stock issued to Mr. Knapp and the 22,220 shares of restricted stock issued to Mr. Lubasch have fully vested in accordance with the terms of our severance agreements with them. Mr. Knapp and Mr. Lubasch were issued their restricted stock on January 10, 2003. The value of the shares set forth above is based on the closing price of a share of our common stock, as adjusted for dividends and stock splits, on the first trading day of our shares after January 10, 2003. That price was $18.10. Dividends are payable on shares of our restricted stock but are held in escrow until the underlying shares have vested, except that dividends payable in connection with our recent rights offering were paid and received by Mr. Mooney, Mr. Knapp and Mr. Lubasch on all restricted stock held by them.

(4)
All of these options were options to purchase shares of our common stock pursuant to the 2003 Stock Option Plan.

(5)
Reflects an automobile allowance in the amount of $13,088 and payments in respect of health care and insurance in the aggregate amount of $8,591.

(6)
Mr. Knapp ceased employment with us and resigned as a director as of August 15, 2003. Mr. Knapp served as a consultant to us for a transition period which ended on December 31, 2003.

(7)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,000, payments in respect of health care and insurance in the aggregate amount of $16,080, a severance payment in the amount of $2,100,000 and consulting fees of $36,000.

(8)
All of these options were options to purchase shares of NTL Europe. All of these options, which were outstanding immediately prior to our emergence from Chapter 11 on January 10, 2003, were cancelled upon our emergence in accordance with the plan of reorganization.

(9)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,000 and payments in respect of health care and insurance in the aggregate amount of $30,851.

(10)
Sterling salary amounts and bonus amounts for the first six months of 2003 converted at a rate of £1.00 to $1.602. Sterling bonus amounts for the second six months of 2003 converted at a rate of £1.00 to $1.790.

(11)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,000, an automobile allowance of $5,880, and payments in respect of health care and insurance in the aggregate amount of $12,071.

(12)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,000, an automobile allowance of $7,249, and payments in respect of health care and insurance in the aggregate amount of $12,071.

(13)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,000, an automobile allowance of $4,635 and payments in respect of health care and insurance in the aggregate amount of $12,071.

(14)
Mr. Lubasch ceased employment with us as of August 15, 2003.

(15)
Reflects our match of employee contributions to a 401(k) plan, a severance payment in the amount of $1,400,000 and payments in respect of health care and insurance.

(16)
Reflects our match of employee contributions to a 401(k) plan.

Option Grants for the Fiscal Year Ended December 31, 2003(1)

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in 2003
				Exercise Price Per Share ($/Share)
Name	Number of Options Granted				Expiration Date	5% ($)	10% ($)	0% ($)
Simon P. Duffy	260,000	6.65%		15.00	April 10, 2013	335,126.03	2,843,730.40	—
Barclay Knapp	400,000	10.23%		15.00	April 10, 2013	515,578.51	4,374,969.84	—
James F. Mooney	100,000 300,000	2.56 7.67	% %	9.85 15.00	March 27, 2013 March 27, 2013	643,894.63 386,683.88	1,608,742.46 3,281,227.38	15,000.00 —
Scott E. Schubert	200,000	5.12%		15.00	April 10, 2013	257,789.25	2,187,484.92	—
Howard S. Kalika	75,000	1.92%		15.00	April 10, 2013	96,670.97	820,306.85	—
Richard H. Martin, Jr.	20,000	0.51%		15.00	April 10, 2013	25,778.93	218,748.49	—
Richard L. Lubasch	80,000	2.05%		15.00	November 14, 2006	103,115.70	874,993.97	—

(1)
The material terms of these options are set forth below in the description of each named executive officer's employment agreement.

Aggregated Option Exercises for the Fiscal Year Ended December 31, 2003 and Fiscal Year-End Option Values

        The following table sets forth information with respect to the exercise of options to purchase our common stock by the named executive officers during 2003, the number of securities underlying unexercised options held by the named executive officers on December 31, 2003, and the potential realizable value of unexercised in-the-money options held by the named executive officers on that date. All options to purchase NTL Europe common stock were cancelled on January 10, 2003.

			Number of Securities Underlying Unexercised Option at Fiscal Year-End (#)
					Value of Unexercised in-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Simon P. Duffy	0	0	0	260,000	0	14,235,000.00
Barclay Knapp	133,333	5,842,652.06	66,667	0	3,650,018.25	0
James F. Mooney	0	0	160,000	240,000	9,275,000.00	13,140,000.00
Scott E. Schubert	0	0	0	200,000	0	10,950,000.00
Howard S. Kalika	0	0	0	75,000	0	4,106,250.00
Richard H. Martin, Jr.	0	0	0	20,000	0	1,095,000.00
Richard J. Lubasch	10,000	438,200.00	10,000	0	607,500.00	0

(1)
Based on our closing stock price of $69.75 per share on December 31, 2003.

Compensation and Employee Benefit Plans and Arrangements

        Each of the agreements and plans discussed below contain the full legal text of the matters described in this section. We have filed copies of each of these agreements with the Securities and Exchange Commission, or the SEC, as exhibits to our 2003 annual report on Form 10-K. See "Form 10-K."

Employment Agreements and Severance Arrangements

        We entered into an agreement, effective March 2003, with Mr. Mooney relating to his service as the chairman of our board of directors for a period of up to five years. As set forth in that agreement, we will provide to Mr. Mooney the following compensation and employee benefits:

  •
  a base salary of $1.25 million per year;

  •
  an annual bonus of up to $400,000, payable quarterly and contingent upon on our attainment of various operational and financial goals;

  •
  the grant of 100,000 stock options, exercisable at a price of $9.85 per share, which were fully vested immediately;

  •
  the grant of 300,000 additional stock options, exercisable at a price of $15.00 per share, which vest 20% per year on a quarterly basis over a five-year period;

  •
  the grant to Mr. Mooney of 200,000 shares of restricted common stock, 16,667 shares of which vested on March 31, 2003, 66,668 shares of which vested on March 31, 2004, 16,667 shares of which will vest on the last day of each calendar quarter beginning on June 30, 2004 through and including September 30, 2005 and 16,663 shares of which will vest on December 31, 2005. Of the 66,668 shares of restricted stock which vested on March 31, 2004, 29,766 were held back by us and are now treasury stock. These 29,766 shares had a value at that time of $1,765,542.53, representing the amount of US and state taxes we remitted on Mr. Mooney's behalf for the income he recognized upon the vesting of these 66,668 shares of restricted stock. As a result,

    Mr. Mooney received a net number of 36,902 shares upon the vesting of these 66,668 shares of restricted stock;

  •
  upon a change of control of our company, as defined below, under the 2003 Stock Option Plan, all of Mr. Mooney's outstanding stock options will become fully vested and any remaining restrictions on his restricted common stock will lapse immediately;

  •
  upon his termination without cause,

  •
  Mr. Mooney will receive a severance payment equal to one year's base salary and bonus;

  •
  Mr. Mooney will receive accelerated vesting of all stock options that would have vested within the one-year period following the termination and all stock options will vest in the event of his death; and

  •
  any restrictions on Mr. Mooney's restricted common stock that would have lapsed within the one-year period following the termination will lapse and all restrictions will lapse in the event of his death; and

  •
  travel expenses, health insurance and life insurance according to our normal policies regarding these benefits.

        Mr. Mooney's agreement originally restricted him from selling any shares of our common stock acquired under his agreement with us. This restriction expired on March 1, 2004, his first anniversary as our chairman.

        On March 15, 2004, our board of directors granted to Mr. Mooney the right to receive an additional 50,000 shares of restricted stock, subject to approval by our stockholders of amendments to the 2003 Stock Option Plan. If the amendments are approved by our stockholders, these shares would vest quarterly and over three years commencing on April 15, 2004. See "Proposal 3—Approval of the Amendment and Restatement of the NTL 2003 Stock Option Plan."

        Effective as of August 15, 2003, Simon P. Duffy replaced Mr. Knapp as our chief executive officer. On November 11, 2003, Mr. Duffy was also appointed our president. Mr. Duffy had served as our chief operating officer since March 2003. Mr. Duffy's employment agreement with us covers the period from March 31, 2003 through December 31, 2004 and provides for the following:

  •
  a base salary of £385,000 per year;

  •
  the opportunity to participate in all employee benefit plans and arrangements made available by us to our executive officers, to the extent these benefits can be provided in the UK;

  •
  if his agreement is not renewed, or a successor agreement is not entered into, and his employment is terminated within the first two weeks of 2005 for any reason other than for cause or by reason of his death or disability, then he will be entitled to a lump-sum payment equal to two times his base salary;

  •
  if he is terminated without cause or pursuant to a constructive termination without cause, then he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if within one year following the occurrence of a change of control of our company, he is terminated without cause or his agreement is not renewed, the termination will be considered a constructive termination without cause and he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if he is terminated for any reason other than for cause, he will be entitled to the continuation of his and his family's medical benefits for one year;

  •
  a non-competition and non-solicitation covenant which survives for twelve months following his termination of employment with us; and

  •
  options to purchase 260,000 shares of our common stock pursuant to the 2003 Stock Option Plan, one-third of which vest on each of April 11, 2004, 2005 and 2006. In the event of a change of control of our company, all unvested options will vest immediately. Each option has an exercise price at $15.00 per share.

        On January 16, 2004, Mr. Duffy was awarded options to purchase 200,000 shares of our common stock pursuant to the 2003 Stock Option Plan with an exercise price of $71.06 vesting over a four- to five-year period.

        In light of Mr. Duffy's promotion to chief executive officer and later promotion to president, we are discussing with Mr. Duffy appropriate arrangements related to compensation and other employment terms. Although we have not agreed to any new definitive arrangements, we currently expect to enter into a revised employment agreement with Mr. Duffy that provides for him to serve as our chief executive officer for at least three years at an annual base salary of £500,000, retroactive to August 15, 2003. We also expect to make Mr. Duffy a retroactive pro-rata bonus payment for 2003. Under the revised agreement, we expect Mr. Duffy will receive an annual pension contribution of 20% of his base salary and other benefits, including severance, substantially similar to his current employment agreement. We also expect to grant Mr. Duffy an option to purchase 200,000 shares of our common stock at an exercise price of $0.01 per share. Half of this option would vest in three equal annual installments commencing on August 15, 2004, and the other half of this option would vest in three equal annual installments upon satisfaction of annual performance goals, in each case subject to continued employment with us.

        We are also a party to employment agreements with Mr. Schubert, Mr. Kalika and Mr. Martin. These agreements are substantially similar to Mr. Duffy's agreement, other than with respect to each executive's title and the following:

  •
  Mr. Schubert's agreement has a term beginning on March 3, 2003 and ending December 31, 2004 and the agreements with Mr. Kalika and Mr. Martin each have a term beginning on March 3, 2003 and ending June 30, 2005;

  •
  Mr. Schubert's base salary is £340,000, Mr. Kalika's base salary was £220,000, which increased to £226,000 as of January 1, 2004, and Mr. Martin's base salary was £171,100, which increased to £175,100 as of January 1, 2004;

  •
  each agreement provides for the following in the event the executive is terminated:

  •
  if he is terminated without cause or pursuant to a constructive termination without cause, then he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if within one year following the occurrence of a change of control of our company, he is terminated without cause or his agreement is not renewed, the termination will be considered a constructive termination without cause and he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if he is terminated for any reason other than for cause, he will be entitled to the continuation of his and his family's medical benefits for one year;

  •
  in the case of Mr. Schubert, if his agreement is not renewed, or a successor agreement is not entered into, and his employment is terminated within the first two weeks of 2005 for any reason other than for cause or by reason of his death or disability, then he will be entitled to a lump-sum payment equal to two times his base salary; and

    •
    in the case of each of Mr. Kalika and Mr. Martin, if his agreement is not renewed, or a successor agreement is not entered into, and his employment is terminated on or after July 1, 2005 and on or before July 15, 2005 for any reason other than for cause or by reason of his death or disability, then he will be entitled to a lump-sum payment equal to two times his base salary;

  •
  each agreement has non-competition and non-solicitation covenants that survive for eighteen months following termination of employment with our company;

  •
  we have agreed to indemnify each of the executives for any golden parachute excise taxes they might incur in connection with a change of control of our company;

  •
  each of the executives is entitled to receive our standard expatriate benefits package and tax equalization consistent with our tax equalization policy;

  •
  Mr. Schubert was granted options to purchase 175,000 shares of our common stock pursuant to the 2003 Stock Option Plan, one-third of which will vest on each of April 11, 2004, 2005 and 2006. In the event of a change of control of our company, all unvested options will vest immediately. Mr. Schubert was also granted additional options to purchase 25,000 shares of our common stock, one-third of which vest on April 11, 2004, with the remaining two-thirds vesting on December 31, 2004. Each option has an exercise price of $15.00 per share;

  •
  Mr. Kalika was granted options to purchase 75,000 shares of our common stock pursuant to the 2003 Stock Option Plan, one-third of which vest on each of April 11, 2004, 2005 and 2006. In the event of a change of control of our company, all unvested options will vest immediately. Each option has an exercise price of $15.00 per share; and

  •
  Mr. Martin was granted options to purchase 20,000 shares of our common stock pursuant to the 2003 Stock Option Plan, one-fifth of which vest on each of April 11, 2004, 2005, 2006, 2007 and 2008. In the event of a change of control of our company, all unvested options will vest immediately. Each option has an exercise price of $15.00 per share.

        The definition of a change of control in each of our employment agreements is substantially the same as the definition of an acceleration event under the 2003 Stock Option Plan, as discussed below.

        As of the close of business on August 15, 2003, Mr. Knapp was no longer an employee or director of ours. We entered into a separation and consulting agreement with Mr. Knapp effective as of August 15, 2003 that provided that he will perform consulting services for us until December 31, 2003. The termination of Mr. Knapp was a termination without cause, which entitled him under his employment agreement to receive severance in an amount equal to three times his base salary at the time of his termination, or $2.1 million. The 32,609 shares of restricted common stock held in escrow on behalf of Mr. Knapp were released immediately upon the effectiveness of a release set forth in the separation and consulting agreement. In addition, pursuant to the award agreement we previously entered into with Mr. Knapp, the vesting of options to purchase 133,333 shares of our common stock was automatically accelerated. These options were exercised by Mr. Knapp on November 5, 2003. In consideration for the consulting services that Mr. Knapp provided to us:

  •
  Mr. Knapp was paid $6,000 for each day he performed consulting services for us until December 31, 2003, for total payments of $36,000; and

  •
  Mr. Knapp's options to purchase an additional 66,667 shares held by him were accelerated to vest on December 31, 2003. Mr. Knapp exercised these options on January 13, 2004.

        Mr. Knapp also received a bonus in cash in an amount equal to $653,014.

        As of August 15, 2003, Mr. Lubasch ceased employment with us, and we entered into a severance agreement with him. The termination of Mr. Lubasch was a termination without cause, which entitled him to receive severance in an amount equal to three times his base salary under his employment agreement, or approximately $1.4 million. We also vested and released from escrow 22,220 shares of restricted common stock to Mr. Lubasch. In addition, pursuant to award agreements we entered into with Mr. Lubasch, the vesting of options to purchase 20,000 shares of our common stock was automatically accelerated, and these options may be exercised at any time through November 14, 2006. All remaining options were automatically terminated. Pursuant to the NTL Group 2003 Bonus Scheme, Mr. Lubasch received a bonus in an amount equal to 50% of his base salary at the time of his termination, which was paid half in cash and half in shares of our common stock. Mr. Lubasch received 3,014 shares of our common stock and approximately $119,000 in cash. The severance agreement with Mr. Lubasch also provides for the following:

  •
  continued medical benefits for him and his dependents for one year, or, alternatively, a single cash payment; and

  •
  a mutual release of claims.

        The following is a summary of the terms of the employment agreements between us and each of Messrs. Knapp and Lubasch. These employment agreements are substantially similar in all material respects except with respect to each executive's title and base salary. Mr. Knapp's title was president—chief executive officer, and his base salary was $700,000. Mr. Lubasch's title was executive vice president—general counsel and his base salary was $477,000.

        Each of these employment agreements provided for the following:

  •
  a term beginning January 10, 2003 and ending on December 31, 2003;

  •
  an annual bonus of up to 200% of the executive's base salary based upon the achievement of performance targets pursuant to the NTL Group 2003 Bonus Scheme;

  •
  a bonus upon consummation of the Plan consisting of a grant of shares of our common stock with a value equal to the executive's base salary;

  •
  eligibility to receive options to purchase shares of our common stock upon such terms and conditions as determined by our board of directors;

  •
  the opportunity to participate in all employee benefit plans and arrangements made available by us to our senior executive officers;

  •
  if the agreement is not renewed, a successor agreement is not entered into, and the executive's employment is terminated within the first two weeks of 2004 for any reason other than for cause or by reason of the executive's death or disability, then the executive will be entitled to a lump-sum payment equal to two times his base salary;

  •
  if the executive is terminated without cause or pursuant to a constructive termination without cause, then the executive will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if the executive is terminated for any reason other than for cause, the executive will be entitled to the continuation of his and his family's medical benefits for one year; and

  •
  a non-competition and non-solicitation covenant which survives for eighteen months following the termination of the executive's employment with us.

        Except as modified by the severance agreement with Mr. Lubasch and the separation and consulting agreement with Mr. Knapp, the employment agreements for Messrs. Knapp and Lubasch remain in effect including the confidentiality, non-competition and non-solicitation provisions contained in each agreement.

NTL 2003 Stock Option Plan

        The following is a description of the 2003 Stock Option Plan. The compensation committee of our board, effective as of January 10, 2003, adopted the 2003 Stock Option Plan. The 2003 Stock Option Plan is intended to encourage stock ownership of us and to give incentives to our employees, directors and independent contractors to remain in our employment or service and to put forth maximum efforts for the success of the business.

        The 2003 Stock Option Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. The aggregate number of shares of our common stock that may be subject to options granted under the 2003 Stock Option Plan is 5,000,000, subject to adjustment upon the occurrence of certain enumerated corporate transactions. An individual may not be granted options to purchase more than 750,000 shares of our common stock in any fiscal year. The 2003 Stock Option Plan is designed so that option grants are able to comply with the requirements for "performance-based compensation" under Section 162(m) of the Internal Revenue Code and the conditions for exemption from the short-swing profit recovery rules of Rule 16b-3 under the Exchange Act.

        The compensation committee of our board administers the 2003 Stock Option Plan and generally has the right to grant options to eligible individuals, to determine the terms and conditions of all option grants, including the vesting schedule and exercise price, and to amend, suspend or terminate the plan at any time. All option grants made pursuant to the 2003 Stock Option Plan will be evidenced by an option notice which will state the terms and conditions of the option grant as determined by the compensation committee.

        Individuals eligible to receive grants under the 2003 Stock Option Plan include our employees, officers, directors, non-employee directors and independent contractors. The term of an incentive stock option may not exceed 10 years from the date of grant and the term of a nonqualified stock option may not exceed 11 years from the date of grant. As of March 31, 2004, approximately 12,866 employees other than officers, 5 officers and 8 non-employee directors are eligible to receive awards under the 2004 Stock Incentive Plan. The number of eligible independent contractors is not known; however, we do not believe that awards to independent contractors will be significant.

        All outstanding options will become immediately exercisable in full upon the occurrence of an acceleration event. An acceleration event generally means:

  •
  the acquisition of 30% or more of our voting capital stock, excluding stock purchases directly from us;

  •
  the replacement of a majority of our board of directors or their approved successors;

  •
  the consummation of a merger or consolidation of us or one of our subsidiaries with another entity, other than:

  •
  a transaction in which our stockholders continue to hold 50% or more of the voting power of the successor; or

  •
  various recapitalizations;

  •
  the consummation of a sale of all or most of our assets; or

  •
  stockholder approval of our liquidation or dissolution.

        The following table, as of December 31, 2003, sets forth the number of shares of our common stock that are covered by the incentive stock options and the nonqualified stock options that we have granted in 2003 pursuant to the 2003 Stock Option Plan. See "Compensation and Employee Benefit Plans and Arrangements—Employment Agreements and Severance Arrangements."

Total No. of Shares of Our Common Stock Subject to Outstanding Stock Options
Directors:
James F. Mooney(1)	400,000
Simon P. Duffy(2)	260,000
Edwin M. Banks	75,000
Jeffrey D. Benjamin	75,000
David Elstein	75,000
Charles K. Gallagher	75,000
William R. Huff	75,000
Brett G. Wyard	75,000
George R. Zoffinger	75,000
Present executive officers that are not directors:
Scott E. Schubert	200,000
Robert C. Gale(3)	12,000
Howard S. Kalika	75,000
Richard H. Martin, Jr.	20,000
All present directors and executive officers as a group (13 persons):	1,492,000
Former executive officers:
Barclay Knapp	66,667
Richard J. Lubasch	10,000

(1)
Mr. Mooney is the chairman of our board of directors.

(2)
Mr. Duffy also serves as our chief executive officer and president.

(3)
On March 15, 2004, our board awarded to Mr. Gale options to purchase an additional 6,500 shares of our common stock at an exercise price of $58.32 per share, 20% of which vested upon grant and the remaining vesting in equal installments on the first four anniversaries of the date of grant.

        We are proposing to amend and restate the 2003 Stock Option Plan and to rename it the Amended and Restated NTL 2004 Stock Incentive Plan. See "Proposal 3—Approval of the Amendment and Restatement of the NTL 2003 Stock Option Plan."

NTL Group 2003 Bonus Scheme

        Our employees, excluding certain commissioned sales representatives, were eligible to participate in our 2003 Bonus Scheme. This scheme offered employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages are up to 6% for employees, up to 30% for senior managers and a range from up to 60% to up to 200% for senior executives. Bonus payments were based on achieving certain set company performance targets for the six months ended June 30, 2003, which was paid shortly after we announced our second quarter results of operations, and for the year ended December 31, 2003, which will be paid in late March 2004. Bonus payments are generally paid in cash. Some of our senior executives will receive half of their bonus payments in common stock which will be issued to them on the anniversary of their entitlement date. The number of shares of common stock that will be issued will be equal to the cash amount of the bonus divided by the market price for our stock on the entitlement date. However, we retain the discretion not to issue this common stock and instead pay cash in an amount equal to the market value of the common stock that would have been issued. Because of Nasdaq rules, we will exercise the discretion to pay cash to any of our executive officers who is in this category of senior executives. Entitlements for Messrs. Duffy, Schubert, Kalika and Martin under the 2003 Bonus Scheme are reflected in the Summary Compensation Table.

NTL Group 2004 Bonus Scheme

        We recently adopted our 2004 Bonus Scheme that is substantially similar to our 2003 Bonus Scheme. The main difference between these two bonus schemes is that for the 2004 Bonus Scheme we have set new performance targets that must be reached to qualify for a bonus payment. We are asking stockholders to approve the share issuance feature of the 2004 Bonus Scheme at the meeting. See "Proposal 4—Adoption of Share Issuance Feature of the NTL Group 2004 Bonus Scheme."

        Payments under the 2004 Bonus Scheme will be made in two instalments. The first instalment will be made shortly after we have announced our second quarter results of operations and the second instalment will be made shortly after we have announced year end results of operations. Some of the payments to senior executives may be made in shares of common stock, subject to stockholder approval. See "Proposal 4—Adoption of Share Issuance Feature of the NTL Group 2004 Bonus Scheme." Pursuant to rules imposed by the Nasdaq National Market, our compensation committee has established a fixed limit of 300,000 shares as the number of shares of our common stock that may be issued pursuant to the 2004 Bonus Scheme.

        Upon the achievement of performance targets pursuant to the 2004 Bonus Scheme:

  •
  Mr. Duffy is entitled to an annual bonus of up to 200% of his base salary;

  •
  Mr. Schubert is entitled to an annual bonus of up to 200% of his base salary;

  •
  Mr. Kalika is entitled to an annual bonus of up to 150% of his base salary; and

  •
  Mr. Martin is entitled to an annual bonus of up to 120% of his base salary.

NTL Group Long-term Incentive Plan

        We adopted the NTL Group Long-Term Incentive Plan, or LTIP, which provides for a bonus payment to participants in the event that specified targets and performance indicators are met during the 3-year period commencing January 1, 2003. The purpose of the LTIP is to recognize and reward executive contribution, focus achievement on agreed targets and promote attraction and retention of key personnel.

        Approximately 1% of the total employee population participate in the LTIP. The chief executive officer, chief financial officer and group HR director may designate additional individuals as participants in the LTIP.

        We will pay bonuses earned under the LTIP in 2006. These bonuses will be paid at our discretion in cash, our common stock or a combination of cash or common stock. Stockholder approval of the LTIP would be required before any payments can be made in our common stock.

        Upon the achievement of the three year performance targets, pursuant to the LTIP:

  •
  Mr. Duffy is entitled to a bonus of up to 400% of his base salary;

  •
  Mr. Schubert is entitled to a bonus of up to 400% of his base salary;

  •
  Mr. Kalika is entitled to a bonus of up to 300% of his base salary; and

  •
  Mr. Martin is entitled to a bonus of up to 240% of his base salary.

        If these three year performance targets are exceeded, Messrs. Duffy, Schubert, Kalika and Martin would be entitled to incrementally higher bonuses.

NTL Incorporated Sharesave Plan

        Our board of directors has adopted the NTL Incorporated Sharesave Plan, subject to stockholder approval at the meeting. The Sharesave Plan is a broad-based plan intended to cover the UK and Irish employees within the NTL group.

        Each employee invited to participate in the Sharesave Plan becomes a participant by electing to have up to £250 deducted from his or her monthly pay. After the making of such an election, the participant receives an option to purchase shares at an exercise price equal to 80%, or a higher percentage determined by us, of the fair market value of our common stock on the invitation date. We contribute the amount deducted to a bank account maintained for the participant. After a savings period of 3, 5 or 7 years, as specified by the participant, these amounts, plus a predetermined bonus, are applied to the purchase of shares at the pre-established exercise price. Once purchased, the shares may be freely sold.

        Participants may withdraw from the Sharesave Plan at any time during the savings period, in which case their payroll deductions, plus interest on the funds previously deducted from the participant's monthly pay, would be returned to them. Except in the case of voluntary resignations, in which case participants forfeit their options but retain the amount saved in their accounts at the time of resignation plus interest, participants whose employment has ceased generally may exercise their options for a specified period of time after termination. However, to do so, these former employees may only use the amount saved in their accounts plus interest on those funds at the time of exercise.

        It is intended that the Sharesave Plan will qualify for approval by the UK Inland Revenue under Schedule 3 of the Income Tax (Earnings and Pensions) Act 2003. Accordingly, our board of directors has adopted the plan rules on the basis that they will make such amendments as are necessary to obtain UK Inland Revenue approval.

Restricted Stock Grants

        The following chart lists the shares of restricted stock granted to our executive officers and directors and outstanding as of March 31, 2004.

Total No. of Shares of Restricted Stock
Directors:
James F. Mooney(1)	220,234
Simon P. Duffy(2)	0
Edwin M. Banks	0
Jeffrey D. Benjamin	0
David Elstein	0
Charles K. Gallagher	0
William R. Huff	0
Brett G. Wyard	0
George R. Zoffinger	0
Present executive officers that are not directors:
Scott E. Schubert	0
Robert C. Gale(3)	11,500
Howard S. Kalika	0
Richard H. Martin, Jr.	0
All present directors and executive officers as a group (13 persons):	261,500
Former executive officers:(4)
Barclay Knapp	32,609
Richard J. Lubasch	22,220

(1)
Mr. Mooney is the chairman of our board of directors. In 2003, we granted 200,000 shares of restricted common stock to Mr. Mooney, 16,667 shares of which vested on March 31, 2003, 66,668 shares of which vested on March 31, 2004 and the remainder of which vest and will be released from escrow over a two-year period. Of the 66,668 shares of restricted stock which vested on March 31, 2004, 29,766 were held back by us and are now treasury stock. These 29,766 shares had a value at that time of $1,765,542.53, representing the amount of US and state taxes we remitted on Mr. Mooney's behalf for the income he recognized upon the vesting of these 66,668 shares of restricted stock. As a result, Mr. Mooney received a net number of 36,902 shares upon the vesting of these 66,668 shares of restricted stock. On March 15, 2004, our board of directors granted an additional 50,000 shares of restricted stock to Mr. Mooney, subject to approval by our stockholders of amendments to the 2003 Stock Option Plan. See "Proposal 3—Approval of the Amendment and Restatement of the NTL 2003 Stock Option Plan." If the amendments are approved by our stockholders, these shares will vest quarterly in equal instalments over three years commencing on April 15, 2004.

(2)
Mr. Duffy also serves as our president and chief executive officer.

(3)
On March 15, 2004, our board granted to Mr. Gale the right to receive 11,500 shares of restricted stock, subject to approval by our stockholders of amendments to the 2003 Stock Option Plan. See "Proposal 3—Approval of the Amendment and Restatement of the NTL 2003 Stock Option Plan." If the amendments are approved by our stockholders, these shares would vest in four equal annual instalments commencing March 15, 2004.

(4)
In connection with our emergence from Chapter 11, a total of 133,912 shares of restricted stock were granted to some of our then executive officers and other employees and delivered into escrow pursuant to their employment agreements. The shares granted to Mr. Knapp have been released from escrow pursuant to the terms of his separation and consulting agreement. The shares granted to Mr. Lubasch have been released from escrow pursuant to the terms of Mr. Lubasch's severance agreement.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return on our common stock for the fiscal year ended December 31, 2003 with the cumulative total return on the Nasdaq Composite Index, and the Nasdaq Telecommunications Index. The graph assumes that $100 was invested on January 10, 2003 and all dividends are reinvested. The graph covers only the period from January 10, 2003 to December 31, 2003 because our common stock was registered under Section 12 of the Exchange Act and started trading on that date. This was also the date we emerged from Chapter 11 reorganization.

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 22, 2004, information regarding the beneficial ownership of our common stock by:

  •
  each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each of our directors;

  •
  each nominee for director;

  •
  each of our present executive officers;

  •
  each executive officer named in the "Summary Compensation Table"; and

  •
  all of our present directors and executive officers as a group.

        Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent that power may be shared with a spouse. Unless otherwise indicated, the address for each individual listed below is 909 Third Avenue, Suite 2863, New York, New York 10022.

	Amount and Nature of Beneficial Ownership(1)
Name	Common Stock		Shares issuable with respect to Warrants		Total	Percent Beneficially Owned(1)
5% stockholders:
FMR Corp.(2)	12,941,765		68,006		13,009,771	15.0%
W.R. Huff Asset Management Co., L.L.C.(3)	11,221,589		—		11,221,589	12.9%
Franklin Mutual Advisers, LLC(4)	7,256,594		—		7,256,594	8.3%
France Telecom(5)	—		7,118,945		7,118,945	8.2%
Oaktree Capital Management, LLC(6)	6,200,771		—		6,200,771	7.1%
Wellington Management Company, LLP(7)	5,163,802		—		5,163,802	5.9%
American Express Financial Corporation, LLP(8)	5,010,360		—		5,010,360	5.8%
Massachusetts Financial Services Company(9)	4,555,152		—		4,555,152	5.2%
Directors:(10)
James F. Mooney(11)	258,335		—		258,335	*
Simon P. Duffy	86,667		—		86,667	*
Edwin M. Banks	25,000		—		25,000	*
Jeffrey D. Benjamin	64,172		—		64,172	*
David Elstein	25,000		—		25,000	*
Charles K. Gallagher	—		—		—	*
William R. Huff(3)	11,246,589		—		11,246,589	12.9%
Brett G. Wyard(6)	6,225,771		—		6,225,771	7.2%
George Zoffinger	25,000		—		25,000	*
Present executive officers that are not directors:(12)
Scott E. Schubert	66,667		—		66,667	*
Robert C. Gale	3,700		—		3,700	*
Howard S. Kalika	25,000		—		25,000	*
Richard H. Martin, Jr.	4,000		—		4,000	*
All present directors and executive officers as a group (13 persons):	18,055,901		—		18,055,901	20.8%
Former executive officers:(13)
Barclay Knapp	232,609	(13)	4,703	(14)	237,312	*
Richard J. Lubasch	45,234	(13)	626	(14),(15)	45,860	*

*
Less than 1%.

(1)
A person or group of persons is deemed to have "beneficial ownership" of any shares of our common stock when that person or persons has the right to acquire them within 60 days after the date of this proxy statement. For purposes of computing the percentage of the outstanding shares of our common stock held by each person or group of persons named above, any shares which that person or persons have the right to acquire within 60 days after the date of this proxy statement is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentage of ownership is based on 86,999,504 shares of common stock outstanding as of March 22, 2004.

(2)
The information concerning FMR Corp. is based solely on information provided to us by FMR Corp. and upon a Form 13G filed by FMR Corp. with the SEC on February 17, 2004. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,696,960 shares, or 11.2%, of our common stock outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The number of our shares of common stock owned by the investment companies at December 31, 2003 included warrants convertible into shares of our common stock. Edward C. Johnson III, the chairman of FMR Corp., FMR Corp., through its control of Fidelity Management & Research Company, and the various investment companies each have sole power to dispose of these 9,696,960 shares. Neither FMR Corp. nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the investment companies, which power resides with the funds' boards of trustees. Fidelity Management Trust Company, also a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(6)(a) of the Exchange Act, is the beneficial owner of 490,480 shares, or 0.56%, of our common stock outstanding as a result of its serving as investment manager of the institutional accounts and carries out the voting of the shares under written guidelines established by the funds' boards of trustees. The number of shares of our common stock owned by institutional accounts at December 31, 2003 included warrants convertible into shares of our common stock. Edward C. Johnson III and FMR Corp., through its control of Fidelity Management Trust Company, each have sole dispositive power over 490,480 shares and sole power to vote or to direct the voting of 359,218 shares, and no power to vote or to direct the voting of 131,262 shares of our common stock owned by institutional accounts. Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. As a result of voting arrangements in place relating to FMR Corp., members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and various institutional investors. Fidelity International Limited is the beneficial owner of 2,822,331 shares or 3.24% of our common stock. Fidelity International Limited currently operates as an entity independent of FMR and Fidelity. A partnership controlled by Edward C. Johnson III and members of his family owns shares of Fidelity International Limited voting stock with the right to cast approximately 39.89% of the total votes which may be cast by all holders of Fidelity International Limited stock. FMR and Fidelity International Limited are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other within the meaning of Rule 13d-3 of the Exchange Act. However, FMR and Fidelity International Limited voluntarily file as if all of the shares are beneficially owned by FMR and Fidelity International Limited on a joint basis.

(3)
The information concerning W.R. Huff Asset Management Co., L.L.C. is based solely on information provided to us by W.R. Huff Asset Management Co., L.L.C. The address of Mr. Huff is c/o W.R. Huff Asset Management Co., L.L.C., 67 Park Place, Morristown, New Jersey 07960. W.R. Huff Asset Management Co., L.L.C., a Delaware limited liability company, and/or other limited partnerships and limited liability companies affiliated with W.R. Huff Asset Management Co., L.L.C. for themselves and/or on behalf of separately managed accounts hold, in total, 11,221,589 shares of our common stock. These shares include 4,582,594 shares of our common stock purchased under the basic subscription privilege and an estimated 25,000 shares of our common stock purchased under the over-subscription privilege. Mr. Huff, one of our directors, possesses sole power to vote and direct the disposition of all our securities held by or on behalf of the entities named above and/or the managed accounts, subject to internal screening and other securities law compliance procedures. W.R. Huff Asset Management Co., L.L.C. agreed with us in advance of our making the rights offering that it would exercise the basic subscription privilege for all of the rights distributed to it. The number of shares W.R. Huff Asset Management Co., L.L.C. could acquire upon exercise of rights was subject to rules imposed by the Nasdaq National Market which limited its participation in the rights offering without prior stockholder approval. See "Certain Relationships and Related Transactions—Participating Purchaser Agreements." In addition, Mr. Huff was granted options to purchase 75,000 shares of our common stock, 25,000 of which vested on January 10, 2004.

(4)
The information concerning Franklin Mutual Advisers, LLC is based solely on information provided to us by Franklin Mutual Advisers, LLC. The address of Franklin Mutual Advisers, LLC is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Franklin Mutual Advisers, LLC is an investment adviser registered under the Investment Advisers Act of 1940. Franklin Mutual Advisers, LLC is the investment advisor to investment companies or other managed accounts which are the beneficial owners of 7,256,594 shares of our common stock. Pursuant to investment advisory agreements between Franklin Mutual Advisers, LLC and its advisory clients, Franklin Mutual Advisers, LLC is vested with all investment and voting power with respect to these shares. Franklin Mutual Advisers, LLC is a wholly owned subsidiary of Franklin Resources, Inc., a diversified financial services organization. Neither Franklin Resources nor Franklin Mutual Advisers, LLC has any interest in dividends or proceeds from the sale of our common stock beneficially owned by Franklin Mutual Advisers, LLC's advisory clients, and each of Franklin Resources and Franklin Mutual Advisers, LLC disclaims beneficial ownership of any of these shares. Franklin Mutual Advisers, LLC has agreed with us in advance of our making the rights offering that it would exercise the basic subscription privilege for all of the rights distributed to it. The number of shares Franklin Mutual Advisers, LLC may acquire upon exercise of rights is subject to rules imposed by the Nasdaq National Market which limit its participation in the rights offering without prior stockholder approval. See "Certain Relationships and Related Transactions—Participating Purchaser Agreements."

(5)
The information concerning France Telecom is based solely upon a Form 13G/A filed by France Telecom with the SEC on March 12, 2003. The address of France Telecom is 6 Place d'Allerby, 75505 Paris, Cedex 15, France. France Telecom holds Series A warrants exercisable for 7,118,945 shares of our common stock through its indirect wholly owned subsidiary Rapp 26, a société anonyme organized under the laws of France.

(6)
The information concerning Oaktree Capital Management, LLC is based on information provided to us by Oaktree Capital Management, LLC and upon a Form 13G filed by Oaktree Capital Management, LLC with the SEC on January 28, 2004. The address of Oaktree Capital Management, LLC is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. Oaktree Capital Management, LLC is the general partner or investment manager of the managed funds and third party accounts that directly hold the shares of our common stock. Mr. Wyard, one of our directors, is a managing director of Oaktree Capital Management, LLC. Accordingly, Oaktree Capital Management, LLC and Mr. Wyard may be deemed the beneficial owners of 6,200,771 shares of our common stock. However, Oaktree Capital Management, LLC and Mr. Wyard disclaim beneficial ownership of the shares of our common stock held by these entities, except to the extent of any pecuniary interest. In addition, Mr. Wyard was granted options to purchase 75,000 shares of our common stock, 25,000 of which will vest on May 6, 2004. Mr. Wyard has advised us that he does not intend to stand for reelection to the board of directors at the annual meeting. See "Proposal 1—Election of Directors."

(7)
The information concerning Wellington Management Company, LLP is based solely upon a Form 13G filed by Wellington Management Company, LLP with the SEC on February 12, 2004. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(8)
The information concerning American Express Financial Corporation is based solely upon a Form 13G filed by American Express Financial Corporation with the SEC on February 9, 2004. The address of American Express Financial Corporation is 200 AXP Financial Center, Minneapolis, Minnesota 55474.

(9)
The information concerning Massachusetts Financial Services Company is based solely upon a Form 13G filed by Massachusetts Financial Services Company with the SEC on February 17, 2004. The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.

(10)
Each of Messrs. Benjamin, Elstein, Huff, and Zoffinger were granted options to purchase 75,000 shares of our common stock on January 10, 2003 at an exercise price of $15.00 per share. Each of Messrs. Banks and Wyard were granted options to purchase 75,000 shares of our common stock at an exercise price of $15.00 per share on May 7, 2003. Mr. Gallagher was granted options to purchase 75,000 shares of our common stock at an exercise price of $40.00 on August 5, 2003. All of these options vest in equal installments on the first three anniversaries of date of the grant. In connection with Mr. Wyard's decision not to stand for reelection to the board of directors, the compensation committee determined to accelerate by one day the vesting of 25,000 options held by Mr. Wyard.

(11)
Pursuant to Mr. Mooney's agreement with us Mr. Mooney was granted options to purchase 400,000 shares under the 2003 Stock Option Plan. Of these options, 100,000 are presently exercisable at $9.85 per share and 75,000 options are presently exercisable or will become exercisable within 60 days of the date of this proxy statement at $15 per share. The remaining 240,000 options will become exercisable pro rata on a quarterly basis from March 2004 through March 2008. In 2003, we granted 200,000 shares of restricted common stock to Mr. Mooney, 16,667 shares of which vested on March 31, 2003, 66,668 shares of which vested on March 31, 2004, 16,667 shares of which will vest on the last day of each calendar quarter beginning on June 30, 2004 through and including September 30, 2005 and 16,663 shares of which will vest on December 31, 2005. Of the 66,668 shares of restricted stock which vested on March 31, 2004, 29,766 were held back by us and are now treasury stock. These 29,766 shares had a value at that time of $1,765,542.53, representing the amount of US and state taxes we remitted on Mr. Mooney's behalf for the income he recognized upon the vesting of these 66,668 shares of restricted stock. As a result, Mr. Mooney received a net number of 36,902 shares upon the vesting of these 66,668 shares of restricted stock. Because the withholding of the 29,766 shares of restricted stock did not occur until March 31, 2004, the 29,766 shares has not been deducted from Mr. Mooney's beneficial ownership information in the principal stockholders table. This is because Mr. Mooney held those shares on March 22, 2004, the record date for the meeting, and, therefore, beneficially owned such shares on that date. On March 15, 2004, Mr. Mooney was granted an additional 50,000 shares of restricted stock, subject to stockholder approval of the amendment and restatement of the 2003 Stock Option Plan. None of the restricted shares granted to Mr. Mooney on March 15, 2004, as described under "—Employment Agreements and Severance Arrangements," will be deemed to be beneficially owned by him until after stockholder approval is obtained and, therefore, are not reflected in the above table. See "Proposal 3—Approval of the Amendment and Restatement of the NTL 2003 Stock Option Plan."

(12)
As part of his employment agreement with us effective as of March 3, 2003, Mr. Schubert was granted options to purchase 175,000 shares of our common stock at an exercise price of $15.00 per share. One-third of these options vest on each of April 11, 2004, 2005 and 2006. Mr. Schubert was also granted additional options to purchase 25,000 shares of our common stock at an exercise price of $15.00 per share. One-third of these options vest on April 11, 2004, with the remaining two-thirds vesting on December 31, 2004. As part of his employment agreement with us, Mr. Gale was granted options to purchase 6,000 shares of our common stock at an exercise price of $9.00 per share. One-fifth of these options vest on each of April 11, 2004, 2005, 2006, 2007 and 2008. Mr. Gale was also granted as part of his employment agreement options to purchase 6,000 shares of our common stock at an exercise price of $15.00 per share. One-fifth of these options vest on each of April 11, 2004, 2005, 2006, 2007 and

  2008. On March 15, 2004, our board awarded Mr. Gale options to purchase an additional 6,500 shares of our common stock at an exercise price of $58.32 per share. One-fifth of these options vested on March 15, 2004, and the remaining four-fifths vest in equal installments on each of March 15, 2005, 2006, 2007 and 2008. As part of his employment agreement with us effective as of March 3, 2003, Mr. Kalika was granted options to purchase 75,000 shares of our common stock at an exercise price of $15.00 per share. One-third of Mr. Kalika's options vest on each of April 11, 2004, 2005 and 2006. As part of his employment agreement with us, effective as of March 4, 2003, Mr. Martin was granted options to purchase 20,000 shares of common stock at an exercise price of $15.00 per share. One-fifth of Mr. Martin's options vest on each of April 11, 2004, 2005, 2006, 2007 and 2008. None of the restricted shares granted to Mr. Gale on March 15, 2004 will be deemed to be beneficially owned by him until after approval by our stockholders of amendments to the 2003 Stock Option Plan. See "Proposal 3—Approval of the Amendment and Restatement of the NTL 2003 Stock Option Plan."

(13)
These persons are no longer executive officers, but the rules of the SEC require that we include their beneficial ownership because they were required to be included in the executive compensation table for 2003. Our knowledge is based upon filings these persons made with the SEC while they were executive officers with us. Does not include any shares of common stock which may have been issued to Messrs. Knapp and Lubasch in the rights offering. Includes shares of common stock issued in escrow pursuant to such former executives' employment agreements. In the case of Mr. Lubasch, the shares were released from escrow on August 15, 2003 and, in the case of Mr. Knapp, the shares were released from escrow in October 2003. Also includes, in the case of Mr. Lubasch, 10,000 shares subject to options issued under the 2003 Stock Option Plan which are currently exercisable or exercisable within 60 days of the date of this proxy statement and, in the case of Mr. Knapp, 66,667 shares acquired upon the exercise of stock options. Pursuant to our 2003 Bonus Scheme, Mr. Lubasch received a bonus in an amount equal to 50% of his base salary at the time of his termination, which was paid half in shares of our common stock. Mr. Lubasch received 3,014 shares of our common stock. Other than the shares and Series A warrants owned by Messrs. Knapp and Lubasch described in footnotes 14 and 15 and the shares beneficially owned as described above, we are not aware of any additional shares beneficially owned by these persons.

(14)
The information provided with respect to Series A warrants owned by Messrs. Knapp and Lubasch is based solely on information filed with the SEC on Form 3 by each of these former executives on January 10, 2003.

(15)
Includes two Series A warrants owned by Mr. Lubasch as custodian for his child, as to which warrants Mr. Lubasch disclaims beneficial ownership in his filing on Form 3 with the SEC on January 10, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC, and with each exchange on which our common stock trades, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish us with a copy of all Section 16(a) forms and reports they file.

        To our knowledge, based solely on a review of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2003, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them except matters exempted from disclosure under this item by reason of the transition relief granted by the SEC and except in the following instances:

    •
    Initial reports under Section 16(a) were not timely filed for Messrs. Banks, Gallagher, Kalika and Martin. These delayed reports did not involve any transaction in our common stock but rather related to Messrs. Banks and Gallagher's election as directors and Messrs. Kalika and Martin's appointment as executive officers; and

    •
    A Form 4 was not timely filed for Mr. Huff. This report related to the issuance of shares in connection with our rights offering to W.R. Huff Asset Management. Although the rights offering was completed on November 17, 2003, the allocation of the shares of our common stock pursuant to the rights offering was not completed by our rights agent until December 2003. As a result, Mr. Huff was not able to file his Form 4 on a timely basis.

        All reports referred to above have since been filed. (Our Form 10-K, which was filed with the SEC on March 11, 2004, inadvertently reported that Mr. Wyard had not filed his Form 4 in a timely manner. That statement was not correct.)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have entered into several transactions with related parties as described below. The agreements described in this section contain the full legal text of the matters discussed in this section. We have filed copies of these agreements with the SEC as exhibits to our 2003 annual report on Form 10-K. See "Form 10-K."

Participating Purchaser Agreements

        In connection with our rights offering, on September 26, 2003, we entered into two separate participating purchaser agreements with each of W.R. Huff Asset Management and Franklin Mutual Advisers. Each participating purchaser currently holds shares of our common stock or is the general partner or investment manager of managed funds and third party accounts that directly hold shares of our common stock. See "Principal Stockholders."

        Under these agreements, W.R. Huff Asset Management and Franklin Mutual Advisers each agreed, in exchange for the fee described below, to exercise the basic subscription privilege for all of the rights distributed to them in the rights offering. This means W.R. Huff Asset Management purchased 4,582,594 shares of our common stock for $40.00 per share and Franklin Mutual Advisers purchased 2,974,908 shares of our common stock for $40.00 per share. W.R. Huff Asset Management also purchased approximately 25,000 shares of our common stock for $40.00 per share pursuant to the over-subscription privilege available to all rights holders in the offering. Franklin Mutual Advisers also purchased 35,752 shares of our common stock for $40.00 per share pursuant to the over-subscription privilege available to all rights holders in the offering. Some affiliates and managed accounts for which W.R. Huff Asset Management acts as an investment adviser were paid a fee of approximately $5.8 million and some funds for which Franklin Mutual Advisers acts as agent or investment adviser were paid a fee of approximately $3.7 million.

        The shares of our common stock which each participating purchaser received upon the exercise of rights which the participating purchaser committed to exercise are restricted stock under the Securities Act of 1933. Accordingly, we have entered into a registration rights agreement with each participating purchaser as well as Oaktree Capital Management. We filed a registration statement on February 13, 2004 to fulfill our obligations under these registration rights agreements, which registration statement is not yet effective.

Stockholder Participation in Offering of Notes

        We expect to close an offering of senior notes and to draw down funds under a new credit facility on April 13, 2004. The net proceeds of the offering of the notes, the funds drawn down on our new credit facility and a portion of our cash on hand will be used to repay our existing indebtedness.

        Some of our significant stockholders are holders of the Diamond notes and Triangle debentures being redeemed. Some of these stockholders, including W.R. Huff Asset Management, which is a significant participant in the market for non-investment grade debt securities, are expected to acquire a substantial quantity of notes in the offering.

Advisory Services

        W.R. Huff Asset Management has provided financial and business advisory services to us in connection with the proposed offer of senior notes by NTL Cable PLC and the entry into of the new credit facility referred to above.

        In consideration for these financial and business advisory services, our board has determined to compensate W.R. Huff Asset Management in the amount of $7.5 million upon the closing of the offering of the notes and after we draw down the funds under the new credit facility. Our board also granted to each of Eric Koza and Karim Samii the right to receive 20,000 restricted shares of our common stock, subject to stockholder approval of amendments to the 2003 Stock Option Plan. See "Proposal 3—Approval of the Amendment and Restatement of the NTL 2003 Stock Option Plan." Mr. Koza and Mr. Samii each are employees of W.R. Huff Asset Management. The restricted stock award was made in consideration of financial and business advisory services provided to us by Messrs. Koza and Samii.

Chapter 11 Reorganization and Exit Notes

        At the time of our emergence from Chapter 11 reorganization, we issued shares of our common stock and Series A warrants to various former creditors and stockholders of NTL Europe, and some of its subsidiaries, including us. Our principal stockholders received a significant amount of their equity interest in us from that issuance. See "Principal Stockholders."

Registration Rights Agreements

        At the time of our emergence from Chapter 11 reorganization, we granted various registration rights to certain of the persons who were then our stockholders and warrantholders. We have filed a registration statement to fulfill our obligations related to these registration rights.

Our Relationship with NTL Europe

        At the time of the completion of the Plan, we have entered into several agreements with NTL Europe, including a Transitional Services Agreement, a Demerger Agreement, a Novation Agreement and a Tax Sharing Agreement.

Transitional Services Agreement

        Under the Transitional Services Agreement, we have agreed to provide NTL Europe with some administrative and technical support services for a limited period of time where our personnel had previously been providing support to the companies now within the NTL Europe group of companies. We agreed to provide NTL Europe with support if and when requested in the following areas: accounting, payroll and financial reporting support, technical assistance to NTL Europe's Spanish business, access to our internal legal and tax advisors with respect to historic matters and continued support in the management and monitoring of some of the joint ventures in which NTL Europe has investments. This agreement provides that our employees may, as appropriate, prioritize work performed for us ahead of work performed on behalf of NTL Europe.

        In addition, under the Transitional Services Agreement, we provide the services of two of our employees to NTL Europe seconded on a full-time basis for a period of up to two years, at NTL Europe's option, and permit NTL Europe and its group companies to continue to use the "NTL" name for a period of up to one year, in the case of NTL Europe, and three years, in the case of some other of its subsidiaries.

        NTL Europe pays us pre-determined charges set out in the Transitional Services Agreement for the services provided by us and our subsidiaries under the agreement based on the amount of time spent by the relevant personnel in carrying out this work.

Demerger Agreement

        The Demerger Agreement enables NTL Europe and us to have access to records and documents that they and we require but which are held by or in the control of the other. In addition, the agreement provides that, to the extent possible, all warranties, indemnities or liabilities relating to assets or companies which we currently own, but which were originally acquired by NTL Europe or one of its subsidiaries before being transferred to us or one of our subsidiaries, are transferred to us or we are given the benefit of the warranties, covenants and indemnities relating to these assets or companies.

        There is no specified list of contracts to which the Demerger Agreement applies. Instead it is agreed that the Demerger Agreement will not apply to the agreements dealt with under the Novation Agreement described below.

Novation Agreement

        In May 2000, NTL Europe completed the acquisition of ConsumerCo. NTL Europe transferred ConsumerCo to us and our subsidiaries in February 2001 pursuant to an agreement originally signed in July 1999.

        On January 10, 2003, we, NTL Europe and Cable & Wireless, plc, or C&W, and some of their respective subsidiaries entered into a Novation Agreement. The agreement transfers the remaining rights and obligations under the July 1999 transaction agreement and other related ancillary transaction documents from NTL Europe to us, except for C&W's rights as a stockholder in NTL Europe or relating to securities of NTL Europe. The transferred rights and obligations include representations and warranties given by C&W in respect of ConsumerCo, mutual tax indemnities related to some tax matters concerning ConsumerCo and the transfer of some properties between ConsumerCo and C&W where the relevant properties are owned by C&W or ConsumerCo but used by the other.

Tax Sharing Agreement

        Until consummation of the Plan, we were a part of a federal consolidated income tax group having NTL Europe as the common parent corporation. Under the Plan, we separated from the NTL Europe group, becoming a separate federal consolidated tax group. We entered into a Tax Sharing Agreement which allocates rights and responsibilities for tax matters between us and NTL Europe and its affiliates.

        In general, we will have control over, and be responsible for, the preparation and filing of our own tax returns and also any joint tax returns that include us and the NTL Europe companies. NTL Europe will reimburse us for 14.5% of the costs associated with our preparation of joint returns, including the federal income tax returns for 2002 and 2003.

        Although it is not anticipated that there will be any federal income tax liability for 2002 or the portion of 2003 during which we are included in a joint return with NTL Europe, we will be liable for any tax liability attributable to us and NTL Europe will be liable for any tax liability attributable to NTL Europe and its affiliates. We will have the exclusive right to determine the portion of tax liability attributable to us and NTL Europe on any reasonable basis. Any refunds of taxes paid with respect to joint returns will also be reasonably apportioned between us and NTL Europe on a similar basis.

        NTL Europe's UK affiliates are required, as we may direct, to surrender group relief up to the maximum permitted by law to some of our UK affiliates for tax periods before, or that include, the date of the completion of the Plan as we may direct. This group relief allows our UK affiliates to use deductions from NTL Europe's UK affiliates to reduce foreign taxable income. We also have the ability to cause NTL Europe's UK affiliates to amend any claims for the surrender of group relief in order to give effect to such surrender.

        We have the exclusive right to control, contest and represent our interests and NTL Europe's interest in any audit relating to a joint tax return. We also have the right to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with any joint return if the matter involved could affect us. However, NTL Europe has the exclusive authority to handle audits that relate solely to NTL Europe or its affiliates to the extent the asserted liability or matter either:

    •
    is with respect to tax issues for which NTL Europe escrowed amounts pursuant to this tax sharing agreement and the amount at issue does not exceed any amounts escrowed by NTL Europe for these taxes; or

    •
    could not otherwise create liability for us or our affiliates.

        We have an obligation to provide NTL Europe with information to keep NTL Europe informed and to give NTL Europe an opportunity to participate in discussions with tax authorities regarding tax issues that involve NTL Europe or its affiliates. We have the right to reasonably apportion any costs associated with responding to an audit, claim or asserted deficiency of NTL Europe.

        NTL Europe's ability to perform its continuing obligations under the Tax Sharing Agreement could be affected by a sale of some or all of its assets or by a change of control. Therefore, NTL Europe is required to provide us with notice of any change of control of it or any of its affiliates. Finally, we and NTL Europe have customary rights and obligations to cooperate, exchange information, provide notice and resolve disputes with respect to tax matters.

NTL's Relationship with ATX Communications, Inc.

        We and ATX Communications, Inc., formerly known as CoreComm Holdco, Inc. and referred to in this proxy statement as ATX, both trace roots to companies co-founded by Barclay Knapp, who was our president and chief executive officer until August 15, 2003, and George Blumenthal, who was our chairman prior to our emergence from Chapter 11 on January 10, 2003. Messrs. Knapp and Blumenthal co-founded our predecessor in 1993.

        Historically, ATX and we have had substantially overlapping directors and executive officers. At one time, all of ATX's directors were also members of our board of directors. Many of our executive officers were also officers of ATX. For example, Mr. Knapp previously served as president and chief executive officer of ATX and is now chairman of ATX. Mr. Blumenthal previously served as our chairman and treasurer and previously served as the chairman of ATX. Mr. Richard Lubasch was our general counsel from our formation until August 15, 2003 and also served as general counsel for ATX for a substantial part of this period. Mr. Gregg Gorelick our controller from our formation until August 15, 2003 also served as the controller for ATX for a substantial part of this period.

        Until our emergence from Chapter 11 reorganization, we provided ATX with management, financial, legal and administrative support services through the use of employees, as well as access to office space and equipment and use of supplies and related office services. The salaries of employees providing services to ATX were charged to ATX by us based on an agreed upon allocation for time spent providing services to ATX.

        Amounts charged to ATX by us consist of direct costs allocated to ATX where identifiable and a percentage of the portion of our corporate overhead which cannot be specifically allocated to us. Effective January 1, 2001, the percentage used to allocate corporate overhead was reduced. Our charges to ATX commenced in October 1998. It is not practicable to determine the amounts of these expenses that would have been incurred had ATX operated as an unaffiliated entity. In the opinion of management at the time the allocations were made, this allocation method was reasonable. We charged ATX $0.1 million for the year ended December 31, 2003, $0.4 million for the year ended December 31, 2002 and $0.4 million for the year ended December 31, 2001.

        As part of these arrangements, at an office location separate from our corporate office, ATX provided us with access to office space and equipment and the use of supplies until August 2001, when this office was closed. For these services, ATX charged us approximately $121,000 for the year ended December 31, 2001.

        In March 2000, ATX and we entered into an arrangement to link our networks in order to create an international Internet backbone that commenced operations in February 2001.

        We are advised that in December 2000, Mr. Knapp contributed $10.0 million, George Blumenthal, our former chairman of the board and treasurer, contributed $5.0 million, Richard Lubasch, our former general counsel, contributed $0.6 million and Ted H. McCourtney, our former director, contributed $0.5 million in financing to ATX. In return, ATX issued these individuals unsecured convertible notes, with a maturity date of 2010 and a 10.75% interest rate, to be paid semi-annually. The notes were convertible into shares of ATX common stock at $5.00 per share. Each of these individuals was a member of ATX's management and/or board of directors as well as a director and/or officer of ours at the time of this contribution.

        On April 12, 2001, NTL Europe entered into a funding and commercial relationship letter agreement with ATX pursuant to which NTL Europe purchased $15.0 million of an unsecured convertible note from ATX and received warrants to purchase 770,000 shares of ATX common stock at an exercise price of $0.01 per share that expire in April 2011. NTL Europe only, not us, now holds the notes and warrants. Concurrently with this note purchase, we entered into a network and software agreement with ATX. Under this agreement ATX agreed to provide us with U.S. network access for Internet traffic from our UK customers for three years. We incurred costs of $0.3 million for network usage in the year ended December 31, 2001. We have not incurred any additional costs related to the network subsequent to 2001. The network remains connected, but is not in use. In addition, ATX agreed to grant us a perpetual irrevocable royalty-free license in a provisioning and billing system software application now known as Accelerator. Accelerator allows our customers to order our services online. ATX also provides support, hosting and development services for this software application. We are currently in the process of documenting this license and the support services to ensure that the terms of business between ATX and ourselves are fully recorded.

        On May 18, 2001 we entered into a purchase and development agreement by which ATX licenses to us on a perpetual irrevocable royalty-free basis billing software called Rater. Rater was being used by us at the time of this purchase and development agreement, and was being maintained and modified by ATX for us. This software rates, extracts and reports on various services that we provide, including telephone calls and pay per view events. The sales price was cash of $9.8 million for the development costs expended by ATX plus a fixed amount of $3.0 million representing the one-time license fee. In addition, under this purchase and development agreement, ATX also provides support and development services for this software. We are currently in the process of negotiating an amendment to the purchase and development agreement to ensure that the full terms of the commercial relationship between ATX and ourselves are fully documented, in particular the work required to be performed by ATX.

        We have been billed by ATX for the support, maintenance and development of Rater and Accelerator that we have received from ATX. ATX billed us $2.8 million in the year ended December 31, 2003, $2.9 million in the year ended December 31, 2002, and $3.4 million in the year ended December 31, 2001 for these services. In the past, we voluntarily prepaid some services provided by ATX. Today, we pay ATX on a time and materials basis on 30-day invoices.

        After we emerged from Chapter 11 reorganization, the reconstituted audit committee of our board of directors reviewed, with the assistance of outside counsel, the appropriateness of the transactions with ATX described above. We have instituted controls and procedures that would be required before similar types of transactions are entered into in the future. None of the persons who held positions with both ATX and us remain employed by us.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 2005 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us at the address set forth on the first page of this proxy statement on or before December 11, 2004 to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Rules of the SEC set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

        Pursuant to the advance notice requirements set forth in Article II, Section 4 of our by-laws, we will consider notices of stockholder proposals to be brought before the 2005 annual meeting submitted outside the processes of Rule 14a-8 under the Exchange Act to be timely if we receive such notices not less than 75 days nor more than 90 days prior to the first anniversary of the 2004 annual meeting of stockholders. However, if the date of the 2005 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the 2004 annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs. You must be a stockholder of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        The stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

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  the name and record address of the stockholder proposing the business;

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  the class or series and number of shares of our capital stock which are owned beneficially of record by the stockholder;

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  a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business and any material interest of the stockholder in such business; and

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

        The proposal or notice should be directed to the attention of the secretary, NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022.

        No business proposed by a stockholder will be conducted at the annual meeting except business brought before the meeting in accordance with the procedures set forth in Article II, Section 4 of our by-laws and summarized above. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of Section 4, and if the officer so determines, the officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

FORM 10-K

        Our annual report on Form 10-K for the fiscal year ended December 31, 2003 is being mailed together with this proxy material. We will also mail without charge, upon written request, a copy of such annual report, including the financial statements, financial statement schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to:

Patti Leahy	Virginia Ramsden
NTL Incorporated—Investor Relations	NTL Incorporated—Investor Relations
909 Third Avenue	76 Hammersmith Road
Suite 2863	London W14 8UD
New York, New York 10022	United Kingdom
United States	Tel: +44 (0)20 7967 3338
Tel: +1 610 667 5554	Fax: +44 (0)20 7967 3322
Fax: +1 270 569 2629

OTHER BUSINESS

        The board of directors is not aware of any other matters other than those set forth in this proxy statement that will be presented for action at the annual meeting and does not intend to bring any other matters before the annual meeting. However, if any other matters should properly come before the annual meeting, or at any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                      By order of the board of directors,

                      James F. Mooney
                       Chairman

New York, New York
April 8, 2004

APPENDIX A
AMENDED AND RESTATED NTL 2004 STOCK INCENTIVE PLAN

1.     Purpose; Construction.

        This Amended and Restated 2004 NTL Stock Incentive Plan, as amended and restated as of March 15, 2004 (the "Plan"), amends and restates the NTL Incorporated 2003 Stock Option Plan. The Plan is intended to encourage stock ownership by employees, directors and independent contractors of NTL Incorporated (the "Corporation") and its divisions and subsidiary and parent corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees, directors and independent contractors to remain in the employ or service of the Corporation or its affiliates and to put forth maximum efforts for the success of the business. To accomplish such purposes, the Plan provides that the Corporation may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and Share Awards (each as hereinafter defined).

2.     Definitions.

        As used in this Plan, the following words and phrases shall have the meanings indicated:

        (a)   An "Acceleration Event" shall be deemed to have occurred if the event set forth in any one of the following paragraphs in this Section 2(a) shall have occurred:

          (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation) representing 30% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of Paragraph (3) below; or

          (2)   the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Board, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3)   there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation) representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or

          (4)   the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Corporation immediately prior to such sale.

        Notwithstanding the foregoing, an "Acceleration Event" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

        (b)   "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

        (c)   "Affiliated Entity" shall have the meaning set forth in Section 4 hereof.

        (d)   "Agreement" shall mean a written or electronic agreement between the Corporation and a Participant evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

        (e)   "Award" shall mean a grant of Restricted Stock, a Restricted Stock Unit, a Share Award or any or all of them.

        (f)    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

        (g)   "Board" shall mean the Board of Directors of the Corporation.

        (h)   "Cause" shall mean as follows: (a) in the case of a Participant whose employment with the Corporation or a Subsidiary Corporation is subject to the terms of an employment agreement which includes a definition of "Cause", the term "Cause" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect, and (b) in all other cases, the term "Cause" as used in this Plan or any Agreement shall mean (i) an intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Corporation or any of its Subsidiary Corporations which transaction is adverse to the interests of the Corporation or any of its Subsidiary Corporations and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

        (i)    "Code" shall mean the Internal Revenue Code of 1986, as amended, and any reference to the Code shall include all treasury regulations promulgated thereunder.

        (j)    "Committee" shall have the meaning set forth in Section 3 hereof.

        (k)   "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

        (l)    "Disability" shall mean as follows: (1) in the case of a Participant whose employment with the Corporation or a Subsidiary Corporation is subject to the terms of an employment agreement which includes a definition of "Disability", the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect, and (2) in all other cases, the term "Disability" as used in this Plan or any Agreement shall have the same meaning as the term "Disability" as used in the Corporation's long-term disability plan, or, if the Corporation has no long-term disability plan, shall mean a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that when used in connection with the exercise of an Incentive Stock Option following termination of employment, the term "Disability" as used in this Plan or any Agreement shall mean a disability within the meaning of Section 22(e)(3) of the Code.

        (m)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (n)   "Fair Market Value" per Share as of a particular date shall mean (i) if the Shares are then traded in a stock exchange, on an over-the-counter market, or otherwise, the closing price for the Shares in such market on such date or, if there were no such sales on the particular date, but there were such sales of Common Stock on dates within a reasonable period both before and after the particular date, the weighted average of the closing sale prices on the nearest date before and nearest date after the particular date, (ii) if the provisions of (i) of this subsection (n) are inapplicable because actual sales are not available during a reasonable period beginning before and ending after the particular date, the average between the bona fide bid and asked prices on the particular date, or if none, the weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the particular date, if both such nearest dates are within a reasonable period, (iii) if the provisions of (i) and (ii) of this subsection (n) are inapplicable because no actual sale prices or bona fide bid and asked prices are available on a date within a reasonable period before the particular date, but such prices are available on a date within a reasonable period after the valuation date, or vice versa, then the average between the highest and lowest available sales prices or bid and asked prices, or (iv) if the Committee believes the value of the Common Stock determined under (i), (ii) or (iii) of this subsection (n) does not reflect the fair market value on the particular date, such value as the Committee in its discretion may determine.

        (o)   "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated in the applicable Agreement as an Incentive Stock Option.

        (p)   "Nonqualified Stock Option" shall mean any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

        (q)   "Option" shall mean an option to purchase Shares.

        (r)   "Parent Corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option or Award, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (s)   "Participant" shall mean a person to whom an Award or Option has been granted under the Plan.

        (t)    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

        (u)   "Restricted Stock" shall mean Shares issued or transferred to an Eligible Individual (as defined in Section 4) pursuant to Section 7.

        (v)   "Restricted Stock Unit" shall mean rights granted to an Eligible Individual (as defined in Section 4) pursuant to Section 7 representing a number of hypothetical Shares.

        (w)  "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16 of the Exchange Act (or any other comparable provisions in effect at the time or times in question).

        (x)   "Share Award" shall mean an Award of Shares granted pursuant to Section 8.

        (y)   "Shares" shall mean shares of Common Stock and any other securities into which such shares are changed or for which such shares are exchanged.

        (z)   "Subsidiary Corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option or Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.     Administration.

        The Plan shall be administered by the Compensation and Option Committee of the Board (the "Compensation and Option Committee") or such other committee appointed either by the Board or by the Compensation and Option Committee (the committee that administers the Plan, the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Exchange Act with respect to the acquisition or disposition of securities hereunder or the requirements for exemption from Section 162(m) of the Code, action by the Committee shall be by a subcommittee of a committee of the Board composed solely of two or more "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" as defined in Section 162(m) of the Code, appointed by the Board or by the Committee. Notwithstanding anything in the Plan to the contrary, to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to a grant hereunder (and, as applicable, with respect to the disposition to the Corporation of a security hereunder), or as otherwise determined advisable by the Committee, the terms of such grant and disposition under the Plan shall be subject to the approval of the Board. Any approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to make grants under the Plan. Notwithstanding the foregoing, the mere fact that a member of the Committee shall fail to qualify as a "non-employee director" within the meaning of Rule 16b-3 or as an "outside director" as defined in Section 162(m) of the Code shall not invalidate any Option or Award granted by the Committee, which Option or Award is otherwise validly made under the Plan. The Committee shall have the authority and discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (1) grant Options and Awards; (2) interpret and administer the Plan, (3) resolve any ambiguity, reconcile any inconsistency, correct any default or deficiency and/or supply any omission in the Plan or any instrument or agreement relating thereto, (4) determine the purchase price of the Shares covered by each Option (the "Option Price"); (5) determine the type or types of Options and Awards to be granted; (6) determine the persons to whom, and the time or times at which, Options and Awards shall be granted; (7) determine the number of Shares to be covered by each Option and Award; (8) prescribe, amend and rescind rules and regulations relating to the Plan; (9) determine the terms and provisions of the Agreements (which need not be identical) entered into in connection with Options and Awards granted under the Plan; and (10) make all other determinations deemed necessary or advisable for the administration of the Plan. In certain circumstances, the powers of the Committee under the Plan may be exercised by the

"independent directors" of the Board within the meaning of NASDAQ Rule 4200(a)(15). The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option or Award or any documents evidencing any and all Options and Awards shall be within the sole discretion of the Committee, may be made at any time pursuant to the Plan and shall be final, conclusive, and binding upon all parties, including, without limitation, the Corporation, any Affiliate, any Participant, any holder or beneficiary of any Options and Awards, and any shareholder of the Corporation. The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more members of the Committee and substitute others. One member of the Committee may be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at any meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

4.     Eligibility.

        Options and Awards may be granted (i) to employees (including, without limitation, (x) officers and directors who are employees and (y) any individual to whom a formal written offer of employment has been extended) and directors (who are not employees) of the Corporation, including its present or future divisions, and Subsidiary Corporations and Parent Corporations; (ii) to employees of an affiliated entity of the Corporation (an "Affiliated Entity") which is designated by the Board to participate in the Plan; and (iii) to independent contractors of the Corporation, including its present or future divisions, Subsidiary Corporations, Parent Corporations or Affiliated Entities ((i), (ii) and (iii) collectively, "Eligible Individuals"). In determining the persons to whom Options and Awards shall be granted and the number of Shares to be covered by each Option and Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A Participant shall be eligible to receive more than one grant of an Option or Award during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5.     Stock.

        Shares shall be subject to Options and Awards hereunder. Such Shares may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or that may be reacquired by the Corporation. The aggregate number of Shares as to which Options and Awards may be granted from time to time under the Plan shall not exceed 8,600,000, all of which may be subject to Incentive Stock Options. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 6(j) and Section 9 hereof. The aggregate number of Shares with respect to which Options and Awards may be granted to any individual Participant during the Corporation's fiscal year shall not exceed 1,000,000. In the event that any portion of an outstanding Option or Award under the Plan for any reason expires or is canceled, surrendered, exchanged or otherwise terminated without having been exercised in full, the Shares allocable to such portion (including, if applicable, all shares subject to the Option or Award) shall (unless the Plan shall have been terminated) become available for subsequent grants of Options and Awards under the Plan. In addition, if any Option is exercised by tendering Shares, either actually or by attestation, to the Corporation as full or partial payment of the exercise price, the maximum number of Shares available under the Plan shall be increased by the number of Shares so tendered.

6.     Terms and Conditions of Options.

        Each Option granted pursuant to the Plan shall be evidenced by an Agreement, which shall comply with and be subject to the following terms and conditions:

        (a)    Number of Shares.    Each Agreement evidencing the grant of an Option shall state the number of Shares to which the Option relates.

        (b)    Type of Option.    Each Agreement evidencing the grant of an Option shall specifically identify the Option as either an Incentive Stock Option or a Nonqualified Stock Option.

        (c)    Option Price.    Each Agreement evidencing the grant of an Option shall state the Option Price, which shall be determined by the Committee at the time of grant; provided, however, that in the case of an Incentive Stock Option, the Option Price shall in no event be less than the Fair Market Value of a Share at the time of grant. The Option Price shall be subject to adjustment as provided in Sections 6(j) and 9 hereof. An Option shall be considered to be granted on the date designated by the Committee in the resolution authorizing the grant of such Option.

        (d)    Medium and Time of Payment.    Options may be exercised in whole or in part at any time during the Option period by giving written notice of exercise to the Corporation specifying the number of Shares to be purchased, accompanied by payment of the Option Price. Payment of the Option Price shall be made in such manner as the Committee may provide in the Agreement evidencing the grant of the Option, which may include cash (including cash equivalents, such as by certified or bank check payable to the Corporation), delivery of unrestricted Shares that have been owned by the Participant or, as applicable, a permissible transferee (as provided in Section 6(i)) for at least six months, by means of any cashless exercise procedure approved by the Committee as permitted by law (including the withholding of Shares otherwise issuable upon exercise), any other manner determined by the Committee as permitted by law, or any combination of the foregoing.

        (e)    Term and Exercise of Options.    Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; provided, further, that such exercise period of a Nonqualified Stock Option shall not exceed eleven (11) years from the date of grant of such option; provided, further, that such exercise period of an Incentive Stock Option shall not exceed ten (10) years from the date of grant of such option. The exercise period shall be subject to earlier termination as provided in Section 6(g) hereof. An Option may be exercised, as to any or all full Shares as to which the Option has become exercisable, by giving written notice of such exercise to the Corporation's Option administrator or to such individual(s) as the Committee may from time to time designate.

        (f)    Limitations on Incentive Stock Options.    To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Corporation shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In applying the limitation in the preceding two sentences in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation unless (1) the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (2) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

        (g)    Termination.    Except as provided in this Section 6(g) and in Section 6(h) hereof or in the Agreement, an Option may not be exercised by the Participant to whom it was granted or by a transferee to whom such Option was transferred (as provided in Section 6(i)) unless the Participant is then in the employ or service of the Corporation or a division or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a corporate transaction) or an Affiliated Entity, and unless the Participant has remained continuously so employed or continuously performing such service since the date of grant of the Option. Unless otherwise provided in the Agreement, in the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or retirement), all Options granted to such Participant or transferred by such Participant (as provided in Section 6(i)) that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised by the Participant or by a transferee within three (3) months after such termination, but not beyond the expiration of the term of the Option; provided, however, that if the employment or service of a Participant shall terminate for Cause, all Options theretofore granted to such Participant or transferred by such Participant (as provided in Section 6(i)) that are exercisable at the time of such termination shall, to the extent not theretofore exercised, terminate. Nothing in the Plan or in any Agreement shall confer upon an individual any right to continue in the employ or service of the Corporation or any of its divisions, Parent Corporations, Subsidiary Corporations or Affiliated Entities or interfere in any way with the right of the Corporation or any such division, Parent Corporation, Subsidiary Corporation or Affiliated Entity to terminate such employment or service. The Committee may, in an Agreement or thereafter, provide for additional periods to exercise Options following a termination of a Participant's employment or change in such Participant's status of employment arising by reason of the sale of a Subsidiary Corporation or a division of the Corporation or a Subsidiary Corporation.

        (h)    Death, Disability or Retirement of Participant.    Unless otherwise provided in the Agreement, if a Participant shall die while employed by or performing services for the Corporation or a division thereof or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a corporate transaction) or an Affiliated Entity, or within three (3) months after the termination of such Participant's employment or service, other than for Cause, or if the Participant's employment or service shall terminate by reason of Disability or retirement (as determined by the Committee in its sole discretion), all Options theretofore granted to such Participant or transferred by such Participant (as provided in Section 6(i)), to the extent otherwise exercisable at the time of death or termination of employment or service, may, unless earlier terminated in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, or by a transferee (as provided in Section 6(i)), at any time within one year after the date of death, Disability or retirement of the Participant, but not beyond the expiration of the term of the Option.

        (i)    Nontransferability of Options.    Unless otherwise provided in the Agreement and except as provided in this Section 6(i), and in any event in the case of an Incentive Stock Option, no Option granted hereunder shall be transferable by the Participant to whom it was granted, other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of such Participant only by the Participant or such Participant's guardian or legal representative. To the extent the Agreement so provides, and subject to such conditions as the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Corporation, elect to transfer the Nonqualified Stock Options granted to such Participant pursuant to such agreement, without consideration therefor, to members of his or her "immediate family" (as defined below), to a trust or trusts maintained solely for the benefit of the Participant and/or the members of his or her immediate family, or to a partnership or partnerships whose only partners are the Participant and/or the members of his or her immediate family. Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this Section 6(i) shall be void and unenforceable against the Plan and the Corporation. For purposes of this Section 6(i), the term "immediate family" shall mean, with respect to a particular Participant, the Participant's spouse, children or grandchildren, and such other persons as may be determined by the Committee. The terms of any such Option and the Plan shall be binding upon a permissible transferee, and the beneficiaries, executors, administrators, heirs and successors of the Participant and, as applicable, a permissible transferee.

        (j)    Effect of Certain Changes.

          (1)    Effect of Acceleration Event.    Unless otherwise provided in an Agreement, if there is an Acceleration Event while unexercised Options remain outstanding under the Plan, then from and after the date of the Acceleration Event (the "Acceleration Date"), all Options that have not expired or terminated in accordance with the Plan or an Agreement shall be exercisable in full, whether or not otherwise exercisable.

          (2)    Effect of Certain Other Changes.    Unless otherwise provided in an Agreement, in the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation (a "Transaction"), the Committee (1) may authorize the redemption of the unexercised portion of an Option for a consideration per share of Common Stock equal to the excess, if any, of (i) the consideration payable per share of Common Stock in connection which such transaction, over (ii) the Option Price (and any Option so redeemed shall terminate upon the making of such payment), (2) may provide that the holder of each Option shall, prior to such action or transaction (but conditioned upon the occurrence thereof), have the right to exercise such Option (at its then Option Price) or (3) may equitably adjust outstanding Options in such other manner as it deems appropriate.

        (k)    Rights as a Stockholder.    A Participant or a transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

7.     Terms and Conditions of Restricted Stock and Restricted Stock Units.

        (a)    Restricted Stock.    Each Award of Restricted Stock granted pursuant to the Plan shall be evidenced by an Agreement, which shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreement may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 7(a) and in Section 7(c).

          (1)    Rights of Participant.    Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted, provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Corporation) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

          (2)    Non-transferability.    Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 7(a)(3), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

          (3)    Lapse of Restrictions.

            (i)    Generally.    Subject to the provisions of Section 7(c), restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

            (ii)    Effect of Acceleration Event.    Unless otherwise determined by the Committee at the time of grant and set forth in the Agreement evidencing the Award of Restricted Stock, if there is an Acceleration Event while Shares of Restricted Stock remain outstanding under the Plan, all of the restrictions on such Shares of Restricted Stock shall lapse.

          (4)    Treatment of Dividends.    At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Corporation shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Corporation for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

          (5)    Delivery of Shares.    Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

        (b)    Restricted Stock Unit Awards.    Each Award of Restricted Stock Units granted pursuant to the Plan shall be evidenced by an Agreement, which shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 7(b) and in Section 7(c).

          (1)    Payment of Awards.    Each Restricted Stock Unit shall represent the right of the Participant to receive a number of Shares set forth in an Agreement upon vesting of the Restricted Stock Unit or on any later date specified by the Committee.

          (2)    Effect of Acceleration Event.    Unless otherwise determined by the Committee at the time of grant and set forth in the Agreement evidencing the Award of Restricted Stock Units, if there is an Acceleration Event while Restricted Stock Units remain outstanding under the Plan, all Restricted Stock Units shall become fully vested.

        (c)    Effect of a Termination of Employment.    The Agreement evidencing the grant of each Award of Restricted Stock or Restricted Stock Units shall set forth the terms and conditions applicable to such Award upon a termination of employment with, or service as a director of, the Corporation or a division or any Subsidiary Corporation, Parent Corporation or Affiliated Entity, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

        (d)    Effect of a Transaction.    In the event of a Transaction, the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided for in such agreement, each holder of an Award shall be entitled to receive in respect of each Share subject to any outstanding Awards, as the case may be, payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction.

8.     Terms and Conditions of Share Awards.

        The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Corporation.

9.     Effect of Certain Changes.

        If there is any change in the number of Shares through the declaration of stock or cash dividends, or recapitalization resulting in stock splits or reverse stock splits, or combinations or exchanges of such Shares, or other corporate actions or transactions affecting the capitalization of the Corporation, the aggregate number of Shares available for Options and Awards, the aggregate number of Options and Awards that may be granted to any person in any calendar year, the number of such Shares covered by outstanding Options and Awards, and the Option Price of outstanding Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued Shares so as to in the Committee's judgment and sole discretion prevent the diminution or enlargement of the benefits intended by the Plan; provided, however, that any fractional Shares resulting from such adjustment shall be rounded to the nearest whole share. In the event of any other extraordinary corporate transaction, including but not limited to distributions of cash or other property to the Corporation's shareholders, the Committee may equitably adjust outstanding Options and Awards as it deems appropriate.

        The decision whether or not to make adjustments and such adjustments, if any, made by the Committee, shall be final, binding and conclusive.

10.   Agreement by Participant Regarding Withholding Taxes.

        The Corporation or any Subsidiary Corporation, Parent Corporation or Affiliated Entity shall withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements in respect of any Option or Award. The Corporation or any Subsidiary Corporation, Parent Corporation or Affiliated Entity shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Corporation or any Subsidiary Corporation, Parent Corporation or Affiliated Entity to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award or Option. With the approval of the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Option or Award, elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Option or Award.

11.   Rights as an Employee.

        Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Corporation or affect the right of the Corporation to terminate the employment of any Participant at any time with or without Cause.

12.   Other Provisions.

        The Agreements authorized under the Plan shall contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option or the transfer of Shares underlying an Option and the inclusion of any condition as the Committee shall deem advisable.

13.   Term of Plan.

        Options and Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

14.   Amendment and Termination of the Plan.

        The Committee at any time and from time to time may suspend, terminate, modify or amend the Plan. No suspension, termination, modification or amendment of the Plan may adversely affect any Option or Award previously granted, unless the written consent of the Participant or, as applicable, a permissible transferee (as provided in Section 6(i)) is obtained.

15.   Interpretation.

        The Plan is designed and intended, to the extent applicable, to comply with Rule 16b-3 and all provisions hereof and to satisfy the requirements of Section 162(m) of the Code and any other applicable law and shall be construed in a manner to so comply.

16.   Effect of Headings.

        The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

17.   Regulations and Other Approvals; Governing Law.

        (a)   Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

        (b)   The obligation of the Corporation to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

        (c)   The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

        (d)   Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

        (e)   Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Corporation in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

18.   Effective Date of Plan.

        The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board. The NTL Incorporated 2003 Stock Option Plan shall automatically terminate and no further awards shall be granted thereunder as of the date on which such shareholder approval of the Plan is obtained.

APPENDIX B
NTL GROUP 2004 BONUS SCHEME

1.     BACKGROUND

        The 2003 Bonus Scheme ("the 2003 Scheme") proved to be highly complex making it difficult to administer and creating anomalous results and leading to potentially inequitable bonus payments. These shortcomings were caused primarily by the fact that the 2003 Scheme contained multiple combinations of divisional and group targets. It is therefore proposed to simplify the NTL 2004 Bonus Scheme ("the 2004 Scheme") by reducing the number of targets whilst retaining the same core structure as the 2003 Scheme.

        The main purpose of the 2004 Scheme will again be to incentivise associates to generate additional operating cash flow through targeting against Operating Cash Flow.

2.     SUMMARY OF SCHEME RULES

        The main features of the 2004 Scheme can be summarised as follows:

  •
  Scheme split into different levels in line with those established for the 2003 Scheme:

  •
  Main associate scheme pays in an expected range of 0% to 6%

  •
  Senior Manager scheme pays in an expected range of 0% to 30%

  •
  Four main executive level schemes paying in expected ranges of 0-60%, 0-100%, 0-150% and 0-200%

  •
  Membership for each level consistent with the 2003 Scheme subject to a small number of anomalies

  •
  Bonus payments are generally paid in cash. If NTL shareholders approve the 2004 Scheme, some senior executives will receive half of their bonus payments in common stock which will be issued to them on the anniversary of their entitlement date. The number of shares of common stock that will be issued will be equal to the cash amount of the bonus divided by the market price for NTL stock on the entitlement date. Pursuant to rules imposed by the Nasdaq National Market, the compensation committee has established a fixed limit of 300,000 shares as the number of shares of our common stock that may be issued pursuant to the 2004 Scheme. NTL retains the discretion not to issue this common stock and instead pay cash in an amount equal to the market value of the common stock that would have been issued.

  •
  Full year scheme with payment in two instalments

  •
  First half capped at 100% threshold

  •
  Full year capped at 200% threshold

  •
  Second half payment = full year % less first half %

  •
  No clawback if full year % is less than first half %

  •
  100% threshold represents 'on-target' bonus = 3% for associates, 15% for senior managers etc.

  •
  % payments rise on linear basis between thresholds (not stepped as they were in the 2003 Scheme)

  •
  Divisional gates and group target to be set for both the first half year and the full year

  •
  Each division must pass a qualifying gate before being eligible for a bonus

B-1

  •
  For each division that passes its qualifying gate the bonus will be measured against the same single target, Group Operating Cash Flow ("OCF"). Group OCF represents Combined Segment Profit less Fixed Asset Additions as adjusted for movements in working capital.

3.     PERFORMANCE TARGETS

a)    Divisional Gates

        Each division will have its own gate ("the Divisional Gate") which it must meet or exceed in order to qualify for a bonus payment. The Divisional Gates will be set as follows:

  •
  Home: 95% of budgeted Divisional Segment Profit

  •
  Business: 95% of budgeted Divisional Segment Profit

  •
  Broadcast: 95% of budgeted Divisional Segment Profit

  •
  Ireland: 95% of budgeted Divisional Segment Profit

  •
  Networks (including Carriers): 90% of budgeted Divisional Segment Profit together with performance against agreed KPIs (see note below)

  •
  IT: 95% of budgeted budgeted Divisional Segment Profit

  •
  Corporate Support: 95% of budgeted Group Combined Segment Profit

        As the role of Networks is to support the revenue generating divisions it's financial performance is dependent in part on the activities of those divisions that may not be within Network's control. The Gate for Networks will therefore be the weighted average of its 90% of its Segment Profit budget (70% weighting) and agreed operational KPIs (30% weighting).

b)    Group bonus Targets

        Bonus payments for all divisions meeting or exceeding the Divisional Gates will be measured against Group OCF targets as follows:

  •
  0% Threshold (i.e. start point for bonus measurement) for achievement of 95% of budgeted Group OCF

  •
  100% Threshold payments for achievement of budgeted Group OCF

  •
  200% Threshold payments (maximum level) for achievement of Group OCF of £100m (net of additional bonus cost) in excess of budget

        The Divisional Gates and Group bonus target values are set out in Appendices 1 and 2.

4.     COST OF SCHEME

        The full year cost of the bonus payments at the 100% threshold level, equivalent to achievement in line with budget, is estimated to be approximately £20m, at current salary levels.

5.     BONUS CALCULATIONS

        Calculations of Divisional Segment Profit, Divisional KPIs and Group OCF for the purposes of determining the percentage bonuses payable will be made by the Chief Financial Officer after taking into account all adjustments to externally reported results that he believes are fair and reasonable.

6.     VARIATIONS TO SCHEME RULES

        The rules of the NTL Group 2004 Bonus Scheme may be varied at any time by agreement of the Compensation Committee and payments made under the scheme will be subject to approval by that committee.

B-2

APPENDIX C
NTL INCORPORATED SHARESAVE PLAN

RULES OF THE NTL INCORPORATED SHARESAVE PLAN

(Approved by the Inland Revenue under Schedule 3, Income Tax (Earnings and Pensions) Act 2003 on [                        ] under Inland Revenue reference: [                        ])

1.     DEFINITIONS AND INTERPRETATION

        1.1   The words and expressions set out below shall have the meanings specified against them:-

"Associated Company"	shall mean an associated company as defined in Section 416(1) of the Taxes Act with the omission of the words "or at any time within one year previously";
"the Auditors"	the auditors for the time being of the Company or if there are joint auditors such one as the Board shall select acting as experts and not as arbitrators;
"the Board"	the board of directors of the Company for the time being or a duly authorised committee thereof;
"the Bonus Date"
(i) the earliest date on which the maximum bonus is payable (where pursuant to Rules 2 and 3 the repayment under the Relevant Savings Contract is taken as including the maximum bonus) or (ii) in any other case the earliest date on which a bonus ("the Standard Bonus") is payable under the Relevant Savings Contract;
"the Company"	NTL Incorporated;
"control"	control as defined in Section 840 of the Taxes Act;
"Date of Adoption"	[ ] 2004;
"Date of Grant"	in relation to an Option means the date on which the Option is granted;
"the due date"	the due date referred to in Rule 5.1 for repayment to be made under a Relevant Savings Contract;
"Employee"	an individual who is a full-time director or an employee of any company within the Group;

"Eligible Employee"	(a) an Employee:-

(i) who has been in the continuous service of a company (currently within the Group) for not less than such period of time (not exceeding five years) as may be determined by the Board prior to the relevant date of grant in accordance with Rule 2); and
(ii) whose remuneration is subject to United Kingdom income tax under Part 2 of ITEPA;
(b) any other Employee whom the Board shall have determined shall be eligible to participate in the Plan;
Provided that no person shall be an Eligible Employee in any year of assessment if he is ineligible to participate in the Plan by virtue of paragraph 11 of Schedule 3 to ITEPA;
"Exercise Price"	the amount payable per Share on the exercise of an Option which amount shall be determined by the Board but shall not be less than the greater of:-
(a) 80% of the Market Price on the day on which the Board makes the relevant invitation under Rule 2.1; and
(b) (in the case of an Option to Subscribe) the nominal value of a Share;
"Financial Services Authority"	the Financial Services Authority or any body with responsibility under legislation replacing the Financial Services and Markets Act 2000 for carrying out regulatory action;
"Form of Application"	a form of application for the grant of an Option in such form as the Company may from time to time require;
"the Group"	the Company and any Subsidiary which the Board determines from time to time shall participate in the Plan and the term "Group Company" shall be construed accordingly;
"ITEPA"	Income Tax (Earnings and Pensions) Act 2003;
"London Stock Exchange"	the London Stock Exchange plc;
"Market Price"
on any day where the Shares are not listed on the London Stock Exchange or dealings in the Shares have been suspended for any reason the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Plan with the Inland Revenue Shares Valuation Division; and on any day when the Shares are listed on the London Stock Exchange and dealings in the Shares are not suspended the middle market quotation of a Share derived from the London Stock Exchange Daily Official List;
"Official List"
the list maintained by the UK Listing Authority in accordance with section 74(5) of the Financial Services and Markets Act 2000 (The Official List) for the purposes of Part VI of the Financial Services and Markets Act 2000 (Official Listing);
"Option"	an option to acquire Shares granted pursuant to the Plan;

"Option Certificate"	the certificate issued pursuant to Rule 2.5;
"Option Holder"	a person to whom an Option has been granted under the Plan or, where appropriate, the personal representatives of such a person;
"Option to Subscribe"	means an Option that confers a right to subscribe for new Shares pursuant to the Plan;
"the Plan"	the NTL Incorporated Sharesave Plan;
"Relevant Savings Contract"
a certified contractual savings scheme within the meaning of Section 326 of the Taxes Act and approved by the Board of Inland Revenue for the purposes of Schedule 3 to ITEPA which has been entered into in connection with the granting of options to acquire shares under any share option scheme approved under Schedule 3 to ITEPA (including the Plan);
"Shares"	means fully paid ordinary non-redeemable shares of common stock in the capital of the Company which satisfy the conditions specified in paragraphs 18-22 (inclusive) of Schedule 3 to ITEPA;
"Subsidiary"
a company wheresoever incorporated which is for the time being under the control of the Company provided always that such company would fall within the definition of a subsidiary under section 736 of the Companies Act 1985;
"Taxes Act"	Income and Corporation Taxes Act 1988;

        1.2   References in the Plan to a statute or a statutory provision shall include any modification re-enactment or extension thereof.

        1.3   References to the masculine will include the feminine (and vice versa) and words denoting the singular shall include the plural (and vice versa).

2.     GRANT OF OPTIONS

        2.1   The Board having determined the number of Shares (if any) over which it is prepared to grant Options may invite each and every Eligible Employee to apply for an Option to acquire at the Exercise Price up to such number of Shares as the Board may specify in the invitation and as may be permitted in accordance with Rules 3 and 4. Invitations may be issued at any time provided that invitations may only be issued on or after the date on which the Plan is first approved by the Inland Revenue.

        2.2   An invitation shall lapse unless within such period as the Board may specify in the invitation (such period being not less than 14 days after the date on which the invitation is made):-

          2.2.1  the Company shall have received a duly completed Form of Application from the Employee which shall (subject to Rule 3.1) state, inter alia, whether for the purpose of determining the number of Shares over which an Option is to be granted the repayment under the Relevant Savings Contract is to be taken as including the maximum bonus or the Standard Bonus; and

          2.2.2  the Employee shall have applied to enter into a Relevant Savings Contract complying with Rule 3.1 and shall have lodged such application with the Company.

        2.3   The Board shall in respect of each occasion when invitations to apply for Options are made appoint a date to be the Date of Grant for that occasion which shall not be later than 30 days following the first day by reference to which the Market Price for the relevant invitations was determined except where applications are scaled down in accordance with Rule 4.3 when it shall not be later than 42 days following such day.

        2.4   Subject to Rules 3 and 4, on each Date of Grant the Board shall accept the applications of, and thereby grant Options to, those Eligible Employees who have satisfied the requirements of Rule 2.2 and who are Eligible Employees on that date. Unless the Board determines otherwise, each application shall be deemed to be for an Option over the largest whole number of Shares that can be bought at the US dollar Exercise Price with the expected repayment under the related Relevant Savings Contract at the appropriate Bonus Date following the conversion of the repayment into US dollars.

        2.5   As soon as practicable following the Date of Grant the Board shall issue to each Option Holder an Option Certificate in such form as the Board shall prescribe but stating:-

          2.5.1  the Date of Grant of the Option;

          2.5.2  the expected number of Shares subject to the Option being (unless the Board determines otherwise) such number of Shares as the repayment under the Relevant Savings Contract can acquire following conversion of the repayment into US dollars;

          2.5.3  the Exercise Price in respect of those Shares;

          2.5.4  the earliest date of exercise in normal circumstances; and

          2.5.5  a statement stating that the Option is personal to the Option Holder and unless specifically provided in the Plan rules, cannot be transferred, assigned, mortgaged, charged or otherwise disposed of and shall immediately become void and be of no effect in the event of the bankruptcy of the Option Holder.

3.     CONDITIONS ATTACHING TO THE GRANT OF OPTIONS

        3.1   Each Eligible Employee who wishes to apply for an Option shall first complete an application to enter into a Relevant Savings Contract under which the amount of the repayments (which at the discretion of the Company include the Standard Bonus, or the maximum bonus as the Company may permit and the Eligible Employee shall have chosen) shall on the due date as nearly as practicable equal but not exceed the aggregate of the Exercise Price for the Shares comprised in the Option.

        3.2   An Option shall be personal to the Option Holder and may not, save as herein otherwise specifically provided, be transferred, assigned, mortgaged, charged or otherwise disposed of and shall immediately become void and of no effect in the event of the bankruptcy of the Option Holder.

        3.3   The Company shall have the power from time to time to determine with which savings institution Eligible Employees may enter into Relevant Savings Contracts for the purpose of financing Options.

4.     LIMIT ON OPTIONS

        4.1   No Option may be granted to an Eligible Employee which would result in the aggregate Exercise Prices of Shares comprised in outstanding Options granted to him under the Plan exceeding the maximum amount repayable (inclusive of any Standard Bonus applied under the Plan) on the respective due dates to the Employee under all his Relevant Savings Contracts.

        4.2   No Employee shall make monthly contributions under Relevant Savings Contracts exceeding, in aggregate, £250 or such lesser amount as the Board may decide. The monthly savings contributions shall not be less than £5 (or such greater amount as the Board may specify not to exceed £10 per month) and shall be a multiple of £1 per month.

        4.3   If pursuant to any invitation made under Rule 2.1 valid applications are received for Options over more Shares than the aggregate number for which applications were invited (or the limits referred to above are exceeded) the Board shall scale down applications by carrying out the following steps successively to the extent necessary to eliminate the excess:-

          4.3.1  each application where the applicant has elected to apply the maximum bonus under the Relevant Savings Contract shall be treated as an application to apply the Standard Bonus;

          4.3.2  each application shall be treated as exclusive of any bonus;

          4.3.3  the contributions which each applicant has applied to make under the Relevant Savings Contract (and the number of Shares comprised in the Option) shall be scaled down as nearly as possible proportionately (contributions rounded to the nearest multiple of £1 per month), provided that in no case shall the monthly contributions be reduced below £5 per month;

          4.3.4  each application where the applicant has applied for one type of Relevant Savings Contract shall be treated as an application for a Relevant Savings Contract of shorter duration; and

          4.3.5  applications will be selected by lot each based on monthly contributions of £5 and exclusive of any bonus.

        4.4   Each application shall be deemed to be modified or withdrawn in accordance with the foregoing and the Board shall grant Options accordingly.

5.     EXERCISE OF OPTIONS

        5.1   Subject to the provisions of Rules 6, 7 and 8 an Option may only be exercised within the six months commencing on the due date for repayment under the Option Holder's Relevant Savings Contract. Where an Option Holder has elected to receive the maximum bonus (and Rule 4.3.1 has not been applied to reduce such bonus to the Standard Bonus) the due date shall be the earliest date on which the maximum bonus is payable. Where an Option Holder has elected to receive the Standard Bonus the due date shall be the earliest date on which the Standard Bonus is payable.

        5.2   An Option shall be exercised by notice in writing (in the form prescribed by the Company provided, however, that the Board may at its discretion accept a notice of exercise in any other form which is unambiguous and substantially equivalent thereto) given by the Option Holder to the Board in respect of all or some of the Shares comprised in the Option and such notice shall be accompanied by the relevant Option Certificate and a remittance for the aggregate of the Exercise Prices payable, such payment to be made only out of the proceeds of the Relevant Savings Contract. No Option may be exercised in respect of a number of Shares the aggregate of the Exercise Prices for which exceeds the amount (including any bonus and/or interest) repaid under the Relevant Savings Contract. Any repayment under the Relevant Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls more than one month after the date on which repayment is made.

        5.3   As soon as reasonably practicable and within 30 days of the receipt of notice of exercise of an Option and of the Option Certificate and the appropriate payment the Board shall procure that the Option Holder acquires the Shares in respect of which the Option has been validly exercised by either (i) allotting or procuring the allotment of Shares or (ii) transferring or procuring the transfer of Shares to the Option Holder and the Board shall issue a definitive certificate in respect of the Shares allotted or transferred (or such other evidence of allotment or issue as may be prescribed by the Board where such allotment and issue is by means of a relevant system, as defined in Regulation 2(1) of the Uncertificated Securities Regulations 1995). Save for any rights determined by reference to a date preceding the date of allotment, any Shares issued on the exercise of an Option shall rank equally with the other fully-paid Shares in issue at the date of allotment. When an Option is exercised only in part it shall lapse to the extent of the unexercised balance.

        5.4   If an Option Holder obtains repayment of his contributions under a Relevant Savings Contract prior to the due date, the relevant Option shall thereupon lapse unless such Option is exercisable at the time of such repayment under Rule 6 or 7.

6.     RIGHTS TO EXERCISE OPTIONS

        6.1   Save as provided in this Rule 6 an Option shall lapse if the participant misses more than six monthly contributions under the Relevant Savings Contract or forthwith upon the Option Holder ceasing to be an Employee or, on the date of receipt by the body administering the Relevant Savings Contract of a repayment notice requesting repayment prior to the due date provided that such Option is not then capable of being exercised. No Option may be exercised by any person who is (or by the personal representatives of a person who at the date of his death was) precluded from participating in the Plan by paragraph 11 of Schedule 3 to ITEPA.

        6.2   For the purposes of these Rules, where an Option Holder ceases to be an Employee because his employment is terminated by his employer without notice or where he terminates his employment with or without notice, his employment shall be deemed to cease on the date on which the termination takes effect or, if earlier, the date of giving such notice. If the Option Holder's employment is terminated by his employer with notice his employment shall be deemed to cease on the date when such notice expires and where the employer makes a payment which is expressed to be in lieu of such notice the Option Holder's employment shall be deemed to cease when such payment is made.

        6.3   Where the holder of an unexercised Option ceases to be an Employee by reason of his death prior to the due date, the Option may be exercised by his personal representatives within twelve months of the date of death but shall lapse if it has not been exercised at the end of such period. Where the holder of an unexercised Option dies on or within 6 months after the due date the Option must be exercised (if at all) by his personal representatives within 12 months of the said due date.

        6.4   Where the holder of an unexercised Option ceases to be an Employee by reason of:-

          6.4.1  injury, disability, or redundancy (within the meaning of the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996); or

          6.4.2  retirement either on reaching 65 years of age (which shall be the specified age for the purposes of paragraph 31 of Schedule 3 to ITEPA) or at any other age at which he is bound to retirein accordance with the terms of his contract of employment; or

          6.4.3  a company ceasing to be under the control of the Company, or a business or a part of a business being transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has control any such Option must be exercised (if at all) within six months of his so ceasing or, if earlier, within six months after the due date, but (subject to Rule 6.7) shall lapse if it has not been exercised at the end of such period.

        6.5   Where the holder of an unexercised Option ceases to be an Employee after the expiry of a period of three years from the relevant Date of Grant by reason of retirement with the consent of the Company before the age at which he is bound to retire in accordance with the terms of his contract of employment he may exercise any such Option within six months of the date of his so ceasing or, if earlier, within six months after the due date.

        6.6   An Option Holder who continues to hold the office or employment by virtue of which he is eligible to participate in the Plan after the date on which he reaches 65 years of age may exercise his Option or Options within six months after that date or, if earlier, within six months after the due date.

        6.7   If at the due date the holder of an unexercised Option has ceased to be an Employee but holds an office or employment in a company which is at the due date:-

          6.7.1  an Associated Company; or

          6.7.2  a company which is controlled by the Company

then any such Option may be exercised (if at all) within six months of the due date, but shall lapse if it has not been exercised at the end of the such period.

        6.8   No person shall be treated for the purposes of this Rule 6 as ceasing to be an Employee until he ceases to hold an office or employment in the Company or in any Associated Company or company of which the Company has control.

7.     CHANGES IN CONTROL

        7.1   Subject to Rule 7.2 if in connection with or as a result of a general offer to shareholders in the Company (or any of them) to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company or to acquire all the Shares, the Company shall come under the control of another person any Option may be exercised at any time within the period of six months from such change of control taking place and, if it is not so exercised during this period it shall cease to be exercisable at the expiration thereof and if it is not capable of being exchanged pursuant to Rule 8 it shall lapse at the expiration thereof.

        7.2   If under Sections 428 to 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986, or (where relevant) legislation that the Inland Revenue agrees is the overseas equivalent thereof any person becomes bound or entitled to acquire shares of a class over which the Options have been granted the Board shall forthwith notify every Option Holder and Options may be exercised within one month of such notification, but to the extent than any Option is not so exercised within such period it shall cease to be exercisable at the expiration thereof and if it is not capable of being exchanged pursuant to Rule 8 it shall lapse on the expiration thereof.

        7.3   If under Section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986 or (where relevant) legislation that the Inland Revenue agrees is the overseas equivalent thereof the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Option may be exercised between the date on which the Court sanctions such a compromise or arrangement (the "Sanction Date") and the record date to determine the Shares in respect of which such compromise or arrangement becomes effective (or if such date would be on or before the Sanction Date the record date in relation to which such compromise or arrangement becomes effective) or within the period of six months of the Court sanctioning the compromise or arrangement, if this period expires earlier. Options shall not be exercisable after the said record date and if not capable of being exchanged pursuant to Rule 8 shall lapse on the expiration thereof.

        7.4   If notice is duly given to members of a resolution for the voluntary winding-up of the Company Options granted under the Plan may be exercised within six months of the passing of the resolution. Subject thereto all Options shall lapse on the passing of a resolution to wind-up the Company.

        7.5   Except as provided in Rule 6.3 no Option shall be capable of being exercised later than six months after the due date.

        7.6   For the purposes of this Rule 7 and Rule 8, a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of it.

        7.7   Where an Option is capable of being exchanged pursuant to Rule 8 but is not exchanged pursuant to Rule 8 the Option shall lapse at the end of the relevant period specified in Rule 8.2.

8.     OPTIONS EXCHANGE

        8.1   If any company (hereafter "the Acquiring Company"):-

          8.1.1     obtains control of the Company as a result of either:-

            8.1.1.1     a general offer to acquire the whole of the ordinary share capital (other than the shares which the Acquiring Company already holds) which is made on condition such that if it is satisfied the person making the Offer will have control of the Company; or

            8.1.1.2     a general offer to acquire all the shares in the Company of the same class of the shares (other than Shares which the Acquiring Company already holds);or

          8.1.2     becomes bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986 or (where relevant) legislation that the Inland Revenue agrees is the overseas equivalent thereof; or

          8.1.3     obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986 or (where relevant) legislation that the Inland Revenue agrees is the overseas equivalent thereof, the Option Holder may, by agreement with the Acquiring Company, within the periods set out in Rule 8.2 below (and where more than one of such periods shall apply to the same circumstances, within such one of the said periods as the Acquiring Company shall stipulate) release (the "Release") his Options (the "Old Options") in consideration of the grant to him of options over shares in the Acquiring Company or in another company within paragraph 38 of Schedule 3 to ITEPA ("New Options").

        8.2   The periods referred to in Rule 8.1 are as follows:-

          8.2.1     in a case falling within Rule 8.1.1, the period of six months beginning with the time when the Acquiring Company has obtained control of the Company and any condition subject to which the offer is made is satisfied or waived; and

          8.2.2     in a case falling within Rule 8.1.2, the period during which the Acquiring Company remains bound or entitled as mentioned in Rule 8.1.2; and

          8.2.3     in a case falling within Rule 8.1.3, the period of six months beginning with the time when the court sanctions the compromise or arrangement.

        8.3   The grant of New Options may only take place on the following conditions:-

          8.3.1     the shares over which the New Options are granted (the "New Scheme Shares") comply with the provisions relating to scheme shares contained in paragraphs 18 to 22 inclusive of Schedule 3 of ITEPA;

          8.3.2     the total market value, immediately before the Release, of the Shares which were subject to the Old Options is equal to the total market value, immediately after the grant of the New Scheme Shares in respect of which the New Options are granted to the Option Holder;

          8.3.3     the total amount payable by the Option Holder for the acquisition of New Scheme Shares on complete exercise of the New Options is equal to the total amount that would have been payable for the acquisition of shares on complete exercise of the Old Options; and

          8.3.4     the New Options are otherwise identical in terms to the Old Options.

        8.4   The New Options shall, for all the other purposes of this Plan be treated as having been acquired at the same time as the Old Options were or were treated as acquired and "Date of Grant" shall be construed accordingly.

        8.5   Any agreement between the Acquiring Company and the Option Holder relating to the Release will be on terms that the Inland Revenue shall have previously approved and that the conditions set out in Rule 8.3 above shall have been satisfied in relation thereto with the result that the New Options are treated in accordance with paragraph 39(5) of Schedule 3 to ITEPA, this Plan, and the subsequent application of the provisions of this Plan to the New Options, as if such New Options had been granted at the same time as the Old Options.

        8.6   Where the Option Holder releases his Options under Rule 8.1, the New Options granted to him on that Release shall not lapse, and nor shall the Option Holder be entitled to exercise the New Options early under Rule 7, solely by virtue of the circumstances which entitled the Option Holder to effect the Release.

        8.7   Where any New Options are granted pursuant to Rule 8.1 the provisions of this Plan shall be read and construed as if:-

          8.7.1     references to "the Company" in Rules 5, 6, 7, 8, 9 and 10 were references to the company in respect of whose shares the new rights are granted;

          8.7.2     references to "Shares" in Rules 4, 5, 6, 7, 8, 9 and 10 were references to the New Scheme Shares;

          8.7.3     references to "Option Holder" in Rules 5, 6, 7, 8, 9 and 10 were references to the persons to whom such rights are granted; and

          8.7.4     references to "ordinary share capital" in Rules 7, 8 and 9 were references to the ordinary share capital of such company.

9.     ADJUSTMENT OF OPTION TERMS

        9.1   With the prior approval of the Inland Revenue (while the Plan is to remain approved) the number of Shares that are the subject of an Option and/or the Exercise Price in respect thereof may be adjusted in such manner as the Auditors confirm in writing to be in their opinion fair and reasonable upon the occurrence of any capitalisation issue or offer by way of rights (including an open offer) or upon any sub-division, reduction or consolidation or other variation of the capital of the Company after the date on which the Option is granted provided that the Exercise Price payable on the exercise of an Option to subscribe for Shares shall not be less than a sum equal to the nominal value of a Share.

        9.2   If as a result of any issue the Exercise Price under any Option to subscribe for Shares would (but for the proviso contained in Rule 9.1) fall below the nominal value of a Share the Company may, to the extent it is lawful so to do, upon exercise of such Option capitalise reserves to be applied in paying up additional Shares to be allotted to the Option Holder to bring about a full equitable adjustment hereunder.

10.   GENERAL

        10.1   An aggregate of 7 million shares are available for issuance under the Plan. The Company shall keep available a sufficient number of unissued Shares and/or have the agreement of other shareholders of the Company to transfer sufficient numbers of the Shares held by them to satisfy the exercise in full of all Options which the Company is liable to satisfy and which for the time being remain capable of being exercised.

        10.2   By participating in the Plan the Option Holder accepts that the rights and obligations under the Plan do not form part of the Option Holder's terms and conditions of employment with the Company or any Subsidiary and the rights and obligations which the Option Holder and the Company or any Subsidiary owe to each other in relation to the Option Holder's employment will not be affected by participation in the Plan.

        10.3   In particular (but without limiting the generality of the Rule 10.2) any Option Holder whose employment contract is terminated for whatever reason (including, for the avoidance of doubt, where the contract is terminated by the Company or any Subsidiary in breach of contract) shall not be entitled to any compensation for loss of any right or benefit or prospective right or benefit under this Plan which he might otherwise have enjoyed or for the lapse of any right to an Option whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and by participating in the Plan, the Option Holder irrevocably waives any such right.

        10.4   Any Options will not count as pay or remuneration when calculating salary related benefits (including pension).

        10.5   No term in this Agreement is enforceable under the Contract (Rights of Third Parties) Act 1999 but this does not affect any rights or remedy of a third party which exists or is available apart from the Act.

        10.6   Any notice in writing to be given to any Option Holder under the Plan shall be sufficiently given if sent through the post in a prepaid cover addressed to him at his address last known to the Company. An Option Holder shall notify the Company in writing of any change of address. Any notice in writing to be given to the Company shall be properly given if sent to or left at the registered office of the Company, addressed for the attention of the Company Secretary.

        10.7   If any matter arises in connection with the Plan or its operation for which provision is not made in these Rules such matter shall be resolved, dealt with or provided for in such manner as the Board shall in its absolute discretion think fit.

        10.8   The Plan and the rights and obligations of the Company shall be governed by and construed in accordance with the laws of the State of Delaware provided that nothing contained in this Rule shall be taken to have limited the right of the Company to proceed in the courts of any competent jurisdiction.

11.   MODIFICATIONS TO PLAN

        11.1   The Board may from time to time make alterations to these Rules provided always that:

          11.1.1     no alteration of a key feature shall have effect until approved by the Board of the Inland Revenue (where the Plan is to remain approved) provided that Inland Revenue approval shall not be required in respect of any alteration to any schedule attached hereto. (For this purpose a key feature is one which relates to a provision that is necessary in order to meet the requirements of Schedule 3 to ITEPA); and

          11.1.2     no alteration shall be effective which would materially prejudice the interests of Option Holders in relation to Options already granted to them unless the written consent of such Option Holder has been obtained.

        11.2   The Board may at any time (without prejudice to the rights of Option Holders under subsisting Options) suspend or terminate the operation of this Plan.

        11.3   The Board's decision on any matter concerning the Plan shall (subject as expressly provided to the contrary in these Rules) be final and binding.

12.   INTERNATIONAL

        12.1   Notwithstanding any other provision of this Plan, the Board may from time to time amend or alter the provisions of the Plan and the terms of Options as they may in their absolute discretion consider necessary or desirable to comply with or take account of relevant overseas legal, taxation or securities laws provided that such alterations or amendments shall be made in accordance with the provisions of Rule 11.1.

        12.2   Any alteration or amendment to this Plan made in pursuance of Rule 12.1 in relation to the operation of the Plan in a particular jurisdiction shall be contained in a separate Schedule in respect of the operation of the Plan in that jurisdiction to be attached hereto.

APPENDIX D

PROXY

NTL INCORPORATED
909 Third Avenue, Suite 2863, New York, New York 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints James F. Mooney, Simon P. Duffy and Scott E. Schubert, and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of NTL Incorporated (the "Company") to be held at 9.15 a.m., local time, on Thursday, May 6, 2004, at the Four Seasons Hotel located at 57 East 57th Street, New York, New York 10022, and at any adjournment or postponement of the meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

        THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 BELOW AND "FOR" EACH OF PROPOSALS 2, 3, 4 AND 5 SET FORTH ON THE REVERSE SIDE OF THIS CARD. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS.

1. ELECTION OF DIRECTORS:

	FOR ALL NOMINEES	VOTE WITHHELD FROM ALL NOMINEES
Jeffrey D. Benjamin	☐	☐
David Elstein
(To withhold your vote for any individual nominee, strike a line through that nominee's name in the list above)

(Continued, and to be marked, dated and signed as your name appears on this card, on the reverse side)

D-1

PROXY

Please mark your votes like this	☒

	FOR	AGAINST	ABSTAIN
2. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NTL 2003 STOCK OPTION PLAN.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
4. ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL GROUP 2004 BONUS SCHEME.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
5. ADOPTION OF NTL INCORPORATED SHARESAVE PLAN.	☐	☐	☐
6. In the discretion of persons named on the other side, to act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Signature ____________________________ Signature ____________________________ Date __________________

NOTE: Please sign exactly as your name appears on this card. In case of joint owners, each owner must sign. If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please provide the following information. Name: ________________________________________ Capacity ________________________________________

D-2

QuickLinks

TABLE OF CONTENTS
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 3 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NTL 2003 STOCK OPTION PLAN
NEW PLAN BENEFITS Amended and Restated NTL 2004 Stock Incentive Plan Grants of Shares of Restricted Stock
PROPOSAL 4 ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL GROUP 2004 BONUS SCHEME
NEW PLAN BENEFITS NTL Group 2004 Bonus Scheme
PROPOSAL 5 ADOPTION OF THE NTL INCORPORATED SHARESAVE PLAN
COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE(1)
STOCK PERFORMANCE GRAPH
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
FORM 10-K
OTHER BUSINESS
APPENDIX A AMENDED AND RESTATED NTL 2004 STOCK INCENTIVE PLAN
APPENDIX B NTL GROUP 2004 BONUS SCHEME
APPENDIX C NTL INCORPORATED SHARESAVE PLAN RULES OF THE NTL INCORPORATED SHARESAVE PLAN
APPENDIX D